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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MELLANOX TECHNOLOGIES, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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NOTICE OF
2012 ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 14, 2012

To our Shareholders:

        You are cordially invited to attend our 2012 annual general meeting of shareholders, which will be held at the offices of Mellanox Technologies, Ltd., located at Beit Mellanox, Yokneam, Israel 20692, on Monday, May 14, 2012 at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time). Shareholders may also participate in the meeting via a live webcast on the investor relations section of the Mellanox website at www.mellanox.com. Please access the website 15 minutes prior to the start of the meeting to download and install any necessary audio software. You may also participate in the meeting via teleconference by dialing the toll-free U.S. telephone number (877) 831-3840, the international telephone number (253) 237-1184 or the toll-free Israeli telephone number 1-809-245-917 at least 15 minutes prior to the start of the meeting and referencing the conference ID number 60212130.

        We are holding the annual general meeting for the following purposes:

  1.
  To elect directors to hold office until our 2013 annual general meeting of shareholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal;

  2.
  To approve (i) an increase in the annual base salary of Eyal Waldman from $410,000 to $465,000 effective April 1, 2012, (ii) the contributions to Israeli severance, pension and education funds of up to an aggregate of 21% of Mr. Waldman's base salary from time to time and the payment of employer-matching sums for U.S. and California employee benefits paid on behalf of Mr. Waldman and related to his U.S. base salary and (iii) a cash bonus to be paid to Mr. Waldman in the amount of $200,000 for services rendered for the fiscal year ended December 31, 2011;

  3.
  To approve the grant to Mr. Waldman of 84,000 restricted stock units;

  4.
  To conduct an advisory vote to approve the compensation of our named executive officers;

  5.
  To approve our Amended and Restated 2006 Employee Share Purchase Plan;

  6.
  To appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 and to authorize our audit committee to determine our accounting firm's fiscal 2012 remuneration in accordance with the volume and nature of their services; and

  7.
  To receive management's report on our business for the year ended December 31, 2011 and to transact any other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

        These items of business to be transacted at the meeting are more fully described in the proxy statement, which is part of this notice.

        The meeting will begin promptly at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time) and check-in will begin at 4:00 p.m. local Israeli time. Only holders of record of ordinary shares at the close of business on April 16, 2012, the record date, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

        All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL
GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2012

The proxy statement, proxy card and annual report to shareholders are available at
http://proxydocs.com/mlnx.

By order of the board of directors,

Alan C. Mendelson Secretary

Menlo Park, California
April 19, 2012

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE MEETING	1
PROPOSAL ONE—ELECTION OF DIRECTORS	12
PROPOSAL TWO—APPROVAL OF SALARY INCREASE, CONTRIBUTIONS TO SEVERANCE, PENSION AND EDUCATION FUNDS, EMPLOYER-MATCHING SUMS AND CASH BONUS TO BE PAID TO EYAL WALDMAN	16
PROPOSAL THREE—APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO EYAL WALDMAN	16
PROPOSAL FOUR—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY VOTE") AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT	17
PROPOSAL FIVE—APPROVAL OF THE AMENDED AND RESTATED 2006 EMPLOYEE SHARE PURCHASE PLAN	18
PROPOSAL SIX—APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF AUDIT COMMITTEE DETERMINATION OF REMUNERATION	22
REPORT OF THE AUDIT COMMITTEE	23
REPORT OF THE COMPENSATION COMMITTEE	24
COMPENSATION DISCUSSION AND ANALYSIS	25
SECURITY OWNERSHIP	39
EXECUTIVE OFFICERS	42
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	43
WHERE YOU CAN FIND ADDITIONAL INFORMATION	51
OTHER MATTERS	51

PROXY STATEMENT FOR
2012 ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 14, 2012

        This proxy statement is furnished to our shareholders as of the close of business on April 16, 2012, the record date, in connection with the solicitation of proxies by our board of directors for use at our annual general meeting of shareholders, to be held at the offices of Mellanox Technologies, Ltd., located at Beit Mellanox, Yokneam, Israel, on Monday, May 14, 2012 at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time) and at any adjournments or postponements of the meeting. We are mailing this proxy statement and the proxy card, together with a copy of our annual report to shareholders, to our shareholders on or about April 20, 2012.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING
AT THE MEETING

Why am I receiving this proxy statement?	You are receiving this proxy statement from us because you were a shareholder of record at the close of business on the record date of April 16, 2012. As a shareholder of record, you are invited to attend our annual general meeting of shareholders and are entitled to vote on the items of business described in this proxy statement. This proxy statement contains important information about the meeting and the items of business to be transacted at the meeting. You are strongly encouraged to read this proxy statement, which includes information that you may find useful in determining how to vote.
As of April 16, 2012, there were 40,279,372 ordinary shares outstanding. Our ordinary shares are our only class of voting stock.
Who is entitled to attend and vote at the meeting?

Only holders of record of shares of our ordinary shares at the close of business on April 16, 2012 are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

How can I listen to the annual general meeting if I do not attend in person?

You are invited to listen to the annual general meeting live via webcast on May 14, 2012, at the investor relations section of the Mellanox website at www.mellanox.com, beginning at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time). It is recommended that shareholders access the website at least 15 minutes prior to the designated starting time in order to download and install any necessary audio software.

The annual general meeting will also be available via telephone conference call. In order to access the telephone conference call, dial the toll-free U.S. telephone number (877) 831-3840, the international telephone number (253) 237-1184 or the toll-free Israeli telephone number 1-809-245-917 at least 15 minutes prior to the designated starting time and mention the conference ID number 60212130. Neither the webcast nor the teleconference will enable you to vote your shares.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?

The presence at the meeting, in person or represented by proxy or by voting instruction card, of at least two shareholders holding at least 33 1/3% of our ordinary shares issued and outstanding on the record date and entitled to vote at the meeting will constitute a quorum for the transaction of business.

What happens if a quorum is not present?

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting will stand adjourned for one week, to May 21, 2012 at the same hour and place, without any notification to shareholders. If a quorum is not present at the adjourned date of the meeting on May 21, 2012 within half an hour of the time fixed for the commencement thereof, subject to the terms of applicable law, the persons present at the meeting on the adjourned date of May 21, 2012 will constitute a quorum.

What items of business will be voted on at the meeting?

The items of business to be voted on at the meeting are as follows:
1. To elect directors to hold office until our 2013 annual general meeting of shareholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal;

2. To approve (i) an increase in the annual base salary of Eyal Waldman from $410,000 to $465,000 effective April 1, 2012, (ii) the contributions to Israeli severance, pension and education funds of up to an aggregate of 21% of Mr. Waldman's base salary from time to time and the payment of employer-matching sums for U.S. and California employee benefits paid on behalf of Mr. Waldman and related to his U.S. base salary and (iii) the cash bonus to be paid to Mr. Waldman in the amount of $200,000 for services rendered for the fiscal year ended December 31, 2011;

3. To approve the grant of 84,000 restricted stock units to Mr. Waldman;
4. To conduct an advisory vote to approve the compensation of our named executive officers;
5. To approve our Amended and Restated 2006 Employee Share Purchase Plan; and

6. To appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 and to authorize our audit committee to determine our accounting firm's remuneration in accordance with the volume and nature of their services.

What happens if additional matters are presented at the meeting?

The only items of business that our board of directors intends to present at the meeting are set forth in this proxy statement. As of the date of this proxy statement, no shareholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the meeting. If any other matter or matters are properly brought before the meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on the matters in accordance with their best judgment and as they deem advisable.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares "FOR" the election of each of the director nominees, "FOR" the increase in the annual base salary of Mr. Waldman, the contributions to Israeli severance, pension and education funds of up to an aggregate of 21% of Mr. Waldman's base salary from time to time, the payment of employer-matching sums for U.S. and California employee benefits paid on behalf of Mr. Waldman and related to his U.S. base salary and the cash bonus to be paid to Mr. Waldman, "FOR" the approval of the grant of 84,000 restricted stock units to Mr. Waldman, "FOR" the approval, on an advisory basis, of the compensation of our named executive officers, "FOR" the approval of our Amended and Restated 2006 Employee Share Purchase Plan and "FOR" the appointment of PricewaterhouseCoopers LLP and the authorization of audit committee determination of their remuneration.

What shares can I vote at the meeting?

You may vote all of the shares you owned as of April 16, 2012, the record date, including shares held directly in your name as the shareholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to vote in person at the meeting or direct the proxyholder how to vote your shares on your behalf at the meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the meeting or grant a proxy and direct the proxyholder to vote your shares at the meeting as you instruct in the voting instruction card. If you hold shares through a broker, trustee or nominee, other than for shares that are traded through the Tel-Aviv Stock Exchange, or TASE, you may also vote in person at the meeting, but only after you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

If you hold shares that are traded through TASE, the TASE Clearing House Member through which the shares are held will send you by electronic mail, free of charge, no later than five days following the record date, a link to a voting instruction card in the form filed by us on the distribution site of the Israeli Securities Authority, MAGNA, at www.magna.isa.gov.il, on April 9, 2012, unless you inform the TASE Clearing House Member through which the shares are held that you do not wish to receive said link, or if you inform it that you wish to receive a voting instruction card by mail, against the payment of mailing costs only. If you hold shares that are traded through TASE, you may also vote in person at the meeting, but only after providing a proof of ownership certificate from the TASE Clearing House member through which the shares are held indicating that you were the beneficial owner of the shares on the record date.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the shareholder of record or as a beneficial owner, you may direct how your shares are voted without attending the meeting by completing and returning the enclosed proxy card or voting instruction card (as described below). If you provide specific instructions with regard to items of business to be voted on at the meeting, your shares will be voted as you instruct on those items. Proxies properly signed, dated and submitted to us that do not contain voting instructions and are not revoked prior to the meeting will be voted "FOR" the election of each of the director nominees who are not outside directors identified in this proxy statement, "FOR" the increase in the annual base salary of Mr. Waldman, the contributions to Israeli severance, pension and education funds of up to an aggregate of 21% of Mr. Waldman's base salary from time to time, the payment of employer-matching sums for U.S. and California employee benefits paid on behalf of Mr. Waldman and related to his U.S. base salary and the cash bonus to be paid to Mr. Waldman, "FOR" the approval of the grant of 84,000 restricted stock units to Mr. Waldman, "FOR" the approval, on an advisory basis, of the compensation of our named executive officers, "FOR" the approval of our Amended and Restated 2006 Employee Share Purchase Plan and "FOR" the appointment of PricewaterhouseCoopers LLP and the authorization of audit committee determination of their fiscal 2012 remuneration.

Voting by Telephone or over the Internet. You may also vote by telephone or over the Internet by following the instructions included on the enclosed proxy card or voting instruction card. You may vote by telephone or over the Internet until 11:59 p.m. Eastern Daylight Time the day before the meeting.

If you own shares that are traded through TASE, you may vote your shares by mail as follows: sign and date a voting instruction card in the form filed by us on the distribution site of the Israeli Securities Authority, MAGNA, at www.magna.isa.gov.il, on April 9, 2012 and attach to it a proof of ownership certificate from the TASE Clearing House member through which the shares are held indicating that you were the beneficial owner of the shares on the record date, and return the voting instruction card, along with the proof of ownership certificate, to us, as described in the instructions available on MAGNA, no later than 72 hours prior to the meeting.

How can I vote my shares in person at the meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting (after providing proof of identification). Shares held beneficially in street name, other than for shares that are traded through TASE, may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. You should be prepared to present photo identification for admittance. Please also note that if you are not a shareholder of record but hold shares through a broker, trustee or nominee, other than for shares that are traded through TASE, you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee or other similar evidence of ownership. If your shares are traded through TASE, you will need to provide a proof of ownership certificate from the TASE Clearing House member through which the shares are held indicating that you were the beneficial owner of the shares on the record date. The meeting will begin promptly at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time). Check-in will begin at 4:00 p.m. local Israeli time. Even if you plan to attend the meeting, we recommend that you also complete, sign and date the enclosed proxy card or voting instruction card and return it promptly in the accompanying postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our corporate secretary prior to your shares being voted or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

If you voted your shares by submitting a voting instruction card in the form filed on MAGNA (whether you hold shares directly as the shareholder of record or as a beneficial owner), you may apply to the company's address at Beit Mellanox, Yokneam, Israel 20692, no later than 24 hours prior to the meeting, and after providing a proof of identification to the satisfaction of the company's secretary, withdraw your voting instruction card. If you do so, you will be entitled to vote only in person at the meeting.

Is my vote confidential?

Proxy cards, voting instructions, ballots and voting tabulations that identify individual shareholders are not secret; however, all such materials will be handled in a manner intended to reasonably protect your voting privacy. Your vote will not be disclosed, except as required by law and except as required to American Stock Transfer and Trust Company, our transfer agent, to allow for the tabulation of votes and certification of the vote and to facilitate a successful proxy solicitation.

How are votes counted and what vote is required to approve each item?

Each outstanding ordinary share entitles the holder thereof to one vote on each matter considered at the meeting. Shareholders are not entitled to cumulate their votes in the election of directors or with respect to any other matter submitted to a vote of the shareholders pursuant to this proxy statement.

The election of each of Eyal Waldman, Dov Baharav, Glenda Dorchak, Irwin Federman and Thomas Weatherford as directors requires the vote of the holders of a majority of the voting power represented at the annual general meeting in person or by proxy or by written ballot and voting thereon. You may vote either "FOR" or "AGAINST" the election of each nominee, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to the election of any nominee will not be voted, although it will be counted for purposes of determining whether there is a quorum present.

The approval of (i) an increase in the annual base salary of Eyal Waldman from $410,000 to $465,000 effective April 1, 2012, (ii) the contributions to Israeli severance, pension and education funds of up to an aggregate of 21% of Mr. Waldman's base salary from time to time and the payment of employer-matching sums for U.S. and California employee benefits paid on behalf of Mr. Waldman and related to his U.S. base salary and (iii) the cash bonus to be paid to Mr. Waldman in the amount of $200,000 for services rendered for the fiscal year ended December 31, 2011 requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or by written ballot and voting thereon. You may vote either "FOR" or "AGAINST" this proposal, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present.

The approval of the grant of 84,000 restricted stock units to Mr. Waldman requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or by written ballot and voting thereon. You may vote either "FOR" or "AGAINST" this proposal, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present.

The approval, on an advisory basis, of the compensation of our named executive officers requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or by written ballot and voting thereon. You may vote either "FOR" or "AGAINST" this proposal, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present.

The approval of our Amended and Restated 2006 Employee Share Purchase Plan requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or by written ballot and voting thereon. You may vote either "FOR" or "AGAINST" this proposal, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present.

The appointment of PricewaterhouseCoopers LLP and authorization of audit committee determination of their fiscal 2012 remuneration requires the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or by written ballot and voting thereon. You may vote either "FOR" or "AGAINST" this proposal, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present.

What is a "broker non-vote"?

Under the rules that govern brokers and banks that have record ownership of our ordinary shares that are held in street name for their clients such as you, who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. Each of the following matters is considered to be a non-routine matter on which brokers do not have discretion to vote: (i) the election of directors, (ii) the approval of the increase in the annual base salary of Eyal Waldman, contributions to Israeli severance, pension and education funds of up to an aggregate of 21% of Mr. Waldman's base salary from time to time, and the payment of employer-matching sums for U.S. and California employee benefits paid on behalf of Mr. Waldman and related to his U.S. base salary and the cash bonus to be paid to Mr. Waldman, (iii) the grant of restricted stock units to Mr. Waldman, (iv) the advisory vote to approve the compensation of our named executive officers and (v) the approval of our Amended and Restated 2006 Employee Shares Purchase Plan. We encourage you to provide instructions to your broker regarding the voting of your shares; otherwise, if you do not provide instructions to your broker or bank regarding how to vote your shares on the non-routine proposals set forth in this proxy, then your shares will NOT be voted on these important shareholder proposals.

Further, this means that, without your instructions, your broker may ONLY vote your shares on the appointment of PricewaterhouseCoopers LLP. If you do not otherwise instruct your broker or bank, the broker or bank may vote your shares on routine matters. A "broker non-vote" occurs when a broker or bank expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are "broker non-votes" counted?

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will NOT be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented by your proxy will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will NOT be counted in tabulating the voting result for any particular proposal.

What happens if the meeting is adjourned?

Assuming the presence of a quorum, if our annual general meeting is adjourned to another time and place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the annual general meeting, unless the adjournment is for more than 21 days, in which case a notice of the adjourned meeting will be given to each shareholder of record as of April 16, 2012 entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the annual general meeting.

Who will serve as inspector of elections?	A representative of American Stock Transfer and Trust Company, our transfer agent, will tabulate the votes and act as inspector of elections at the meeting.
What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a shareholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

The enclosed proxy is being solicited on behalf of our board of directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to solicitation by mail, our directors, officers, employees and agents may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We may pay compensation to a proxy soliciting agent, if we retain one. Copies of the proxy materials will be furnished to brokerage firms, banks, trustees, custodians and other nominees holding beneficially owned shares of our ordinary shares, who will forward the proxy materials to the beneficial owners. We may reimburse brokerage firms, banks, trustees, custodians and other agents for the costs of forwarding the proxy materials. Our costs for forwarding proxy materials are not expected to be significant.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting and publish the final voting results in a Current Report on Form 8-K filed within four business days after the meeting.

What is the deadline for submitting proposals for consideration at next year's annual general meeting of shareholders or to nominate individuals to serve as directors?

As a shareholder, you may be entitled to present proposals for action at a future meeting of shareholders, including director nominations.
Shareholder Proposals: For a shareholder proposal to be considered for inclusion in our proxy statement for the annual general meeting to be held in 2013, the proposal must be in writing and received by the secretary of the company at the offices of Mellanox Technologies, Ltd., c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, Attention: Corporate Secretary, no later than December 20, 2012, or such proposal will be considered untimely under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. If the date of our 2013 annual general meeting is more than 30 days before or 30 days after the anniversary date of our 2012 annual general meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Shareholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and any other applicable rules established by the Securities and Exchange Commission, or SEC. Proposals of shareholders intended to be presented at the annual general meeting to be held in 2013 without inclusion of such proposals in our proxy statement relating to such annual general meeting must be received not later than 60 days and not more than 120 days before such annual general meeting. Shareholders are also advised to review our amended and restated articles of association, which contain additional requirements with respect to advance notice of shareholder proposals.

Nomination of Director Candidates: Any proposals for director candidates must be in writing, include the name and address of the shareholder who is making the nomination and of the nominee and should be directed to the secretary of the company at the offices of Mellanox Technologies, Ltd, c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, Attention: Corporate Secretary, or such proposal may not be acknowledged by the company. Our amended and restated articles of association also require that any proposal for nomination of directors include the consent of each nominee to serve as a member of our board of directors, if so elected. Shareholders are also advised to review our amended and restated articles of association, which contain additional requirements with respect to shareholder nominees for our board of directors. In addition, the shareholder must give timely notice to the secretary of the company in accordance with the provisions of our amended and restated articles of association, which require that the notice be received by the secretary of the company no later than February 13, 2013.

 PROPOSAL ONE—ELECTION OF DIRECTORS

Members of the Board of Directors

        Five directors (who are not outside directors in accordance with the Israeli Companies Law, 1999, or the Companies Law) are to be elected at the meeting to serve until the next annual general meeting of shareholders, or until their respective successors have been elected and have qualified or until their earlier resignation or removal. In accordance with the Companies Law, outside directors are elected for three-year terms. Our outside directors, Amal M. Johnson and Thomas J. Riordan, were each reelected to a three-year term at our 2010 annual general meeting of shareholders and will continue to serve until our 2013 annual general meeting of shareholders, or until their respective successors have been elected and have qualified or until their earlier resignation or removal.

        The names of each member of our board of directors, including each nominee for director, their ages as of April 1, 2012 and principal occupations are as follows:

Name	Current Term Expires	Age	Principal Occupation
Eyal Waldman	2012	51	Chief Executive Officer, President and Chairman of the Board of Directors, Mellanox Technologies, Ltd.
Dov Baharav	2012	61	Chairman of the Board of Directors, Israel Aerospace Ltd.
Glenda Dorchak	2012	57	Former Vice Chairman and Chief Executive Officer, VirtualLogix, Inc.
Irwin Federman	2012	76	General Partner, U.S. Venture Partners
Thomas Weatherford	2012	65	Former Executive Vice President and Chief Financial Officer, Business Objects SA
OUTSIDE DIRECTORS
Amal M. Johnson	2013	59	Former Chairman, MarketTools, Inc.
Thomas J. Riordan	2013	55	Executive Vice President and Chief Operating Officer, Mosys, Inc.

Director Nominees

        Our board of directors has nominated Eyal Waldman, Dov Baharav, Glenda Dorchak, Irwin Federman and Thomas Weatherford for reelection to our board of directors. Certain information regarding their individual experience, qualifications, attributes and skills that led our board of directors to conclude that they should serve on the board is described below. Each nominee for director has consented to being named in this proxy statement and has indicated a willingness to serve if elected. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment as they deem advisable. If elected, Mr. Waldman, Mr. Baharav, Ms. Dorchak, Mr. Federman and Mr. Weatherford will hold office until our annual general meeting of shareholders to be held in 2013, or until their respective successors have been elected and have qualified or until their earlier resignation or removal. Please refer to the description of the compensation of our directors under the heading "Director Compensation" in this proxy statement.

        Eyal Waldman is a co-founder of Mellanox, and has served as our chief executive officer, president and chairman of our board of directors since March 1999. From March 1993 to February 1999, Mr. Waldman served as vice president of engineering and was a co-founder of Galileo Technology, Ltd., or Galileo, a semiconductor company, which was acquired by Marvell Technology Group, Ltd. in January 2001. From August 1989 to March 1993, Mr. Waldman held a number of design and architecture related positions at Intel Corporation, a manufacturer of computer, networking and communications products. Mr. Waldman also previously served on the board of directors of a number of private companies. Mr. Waldman holds a Bachelor of Science in Electrical Engineering and a Master of Science in Electrical Engineering from the Technion—Israel Institute of Technology. Mr. Waldman is located in Israel. Mr. Waldman's qualifications to serve on our board of directors include his role as a co-founder of Mellanox, more than a decade of service as our chief executive officer, president and chairman of our board of directors, and his design, engineering and architecture expertise. Our board of directors particularly values Mr. Waldman's extensive experience in the semiconductor industry and as our chief executive officer, which gives him unique insights into the company's challenges, opportunities and operations.

        Dov Baharav has served as a member of our board of directors since November 2010. Mr. Baharav has served as the chairman of the board of directors of Israel Aerospace Industries, Ltd., a defense and civil aerospace technology company, since July 2011. From July 2002 until November 2010, Mr. Baharav served as president and chief executive officer of Amdocs Management Limited, or Amdocs, a communications services company. He also served as a member of Amdocs' board of directors and executive committee from July 2002 until November 2010. Mr. Baharav joined Amdocs in 1991 as vice president and then president of Amdocs' principal U.S. subsidiary, Amdocs, Inc., and served as chief financial officer of Amdocs from 1995 until June 2002. From 1983 until 1991, Mr. Baharav served as chief operating officer of Oprotech Ltd., an electro-optical device company. Mr. Baharav is involved with the College of Management Academic Studies in Rishon Lezion, Israel. He is also a member of the board of directors of SeamBI, a private advertising technology company. Mr. Baharav holds a Bachelor of Science degree in Physics and Accounting, as well as a Master of Business Administration, from the University of Tel Aviv. Mr. Baharav is located in Israel. Mr. Baharav's qualifications to serve on our board of directors include his executive experience and his accounting and finance expertise and his experience in the technology industry. Our board of directors particularly values Mr. Baharav's extensive leadership experience in growing companies that operate in the software and computer industries, most notably his positions at Amdocs Management Limited.

        Glenda Dorchak has served as a member of our board of directors since July 2009. From January 2009 until September 2010, when it was acquired by Red Bend Software, Ms. Dorchak was the chief executive officer and vice chairman of VirtualLogix, Inc., a Sunnyvale, California based provider of virtualization software for wireless and embedded devices. Prior to VirtualLogix, Inc., Ms. Dorchak served as the chairman and chief executive officer of Intrinsyc Software International, Inc., or Intrinsyc, from August 2006 to November 2008 and served on the board of directors of Intrinsyc from September 2003 to December 2004 and again from July 2006 to November 2009. Prior to Intrinsyc, Ms. Dorchak was an executive with Intel Corporation from 2001 to 2006, including serving as vice president and chief operating officer of Intel Corporation's Communications Group; vice president and general manager of Intel's Consumer Electronics Group; and vice president and general manager of the Broadband Products Group. Prior to her tenure at Intel Corporation, she served as chairman and chief executive officer of Value America, Inc., an online retailer, from September 1999 to November 2000. From 1974 to 1998, Ms. Dorchak's career was spent with IBM, both at IBM Canada and later with IBM Corporation based in Raleigh, North Carolina, where she held executive positions with the IBM's Personal Systems Group, including directorships with the Ambra Systems Group and IBM PC North America. Ms. Dorchak is located in the United States. Ms. Dorchak's qualifications to serve on our board of directors include her executive and board member experience in the software and technology industries. Our board of directors particularly values Ms. Dorchak's knowledge, experience and understanding of global markets gained from over 30 years in the technology industry.

        Irwin Federman has served as a member of our board of directors since June 1999 and has served as our lead independent director since March 2010. Mr. Federman has been a general partner of U.S. Venture Partners, a venture capital firm, since April 1990. Mr. Federman was president and chief executive officer of Monolithic Memories, Inc., a semiconductor company, from 1978 to 1987. Prior to serving as president and chief executive officer, Mr. Federman was the chief financial officer of Monolithic Memories, Inc. from 1970 to 1978. Mr. Federman serves on the boards of directors of SanDisk Corporation, a data storage company, Intermolecular, Inc., a materials analysis and discovery company, Check Point Software Technologies Ltd., a security software company, and a number of private companies and charitable trusts. Previously, Mr. Federman served as a director of Centillium Communications, Inc., a developer and supplier of communications integrated circuits, Living Social, a social-buying company, and Nuance Communications, Inc., a speech recognition software company. Mr. Federman holds a Bachelor of Science in Economics from Brooklyn College and was awarded an Honorary Doctorate of Engineering from Santa Clara University. Mr. Federman is located in the United States. Mr. Federman has served in many senior leadership roles in the semiconductor industry over his career. Our board of directors values Mr. Federman's experience serving as the chief executive officer and chief financial officer of a large, complex, publicly-held technology company. Mr. Federman's private equity experience is important to our board of directors' understanding of business development, financing, strategic alternatives and industry trends. Our board of directors also values Mr. Federman's significant experience, expertise and background in financial and accounting matters, including in the technology industry.

        Thomas Weatherford has served as a member of our board of directors since November 2005. From August 1997 until his retirement in December 2002, Mr. Weatherford served as executive vice president and chief financial officer of Business Objects SA, a provider of business intelligence software. Mr. Weatherford also serves on the boards of directors of Guidewire Software, Inc., an insurance technology company, Tesco Corporation, a global provider of technology-based solutions to the upstream energy industry, Spansion Inc., a provider of flash memory products, and several privately held companies. Mr. Weatherford also previously served on the board of directors of SMART Modular Technologies, Inc., from March 2005 until it was sold to Silverlake Partners in August 2011, Advanced Analogic Technologies, Inc. from July 2004 until February 2011, InfoUSA, Inc. from December 2007 until its acquisition by CCMP Capital Advisors, LLC in July 2010, Synplicity, Inc. from May 2003 until its acquisition by Synopsys, Inc. in May 2008 and Saba Software, Inc. from March 2003 to January 2008. Mr. Weatherford holds a Bachelor of Business Administration from the University of Houston. Mr. Weatherford is located in the United States. Mr. Weatherford has also served as a member of an SEC advisory committee on accounting standards. Mr. Weatherford's qualifications to serve on our board of directors include his accounting and finance expertise, experience in the semiconductor and technology industries and service on the boards of directors of several companies. Our board of directors particularly values Mr. Weatherford's experience on public company audit committees and overseeing the preparation of financial statements, as well as his familiarity with accounting standards.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FIVE NOMINEES FOR DIRECTOR LISTED ABOVE.

Outside Directors Continuing to Serve Until 2013 Annual General Meeting

        Amal M. Johnson has served as a member of our board of directors since October 2006. Ms. Johnson was the Chairman of MarketTools, Inc., or MarketTools, a software and services company, from August 2008 until January 2012, when it was acquired by TPG Capital. Ms. Johnson served as chief executive officer of MarketTools from March 2005 until August 2008. Prior to joining MarketTools, Ms. Johnson was a general partner at ComVentures L.P. from April 2004 to March 2005 and a general partner at Lightspeed Venture Partners, focusing on enterprise software and infrastructure, from March 1999 to March 2004. Previously, Ms. Johnson was president of Baan Supply Chain Solutions, an enterprise resource planning software company, from January 1998 to December 1998, president of Baan Affiliates from January 1997 to December 1997, and president of Baan Americas from October 1994 to December 1996. Prior to that, Ms. Johnson served as president of ASK Manufacturing Systems, a material requirements planning software company, from August 1993 to July 1994 and held executive positions at IBM from 1977 to June 1993. Ms. Johnson also serves on the board of directors of Intuitive Surgical, a medical device company, and MarketTools, a private company. Ms. Johnson holds a Bachelor of Arts in Mathematics from Montclair State University and did her graduate work in Computer Science at Stevens Institute of Technology. Ms. Johnson is located in the United States. Ms. Johnson's qualifications to serve on our board of directors include her executive and board member experience in the software and technology industries. Our board of directors particularly values Ms. Johnson's significant enterprise infrastructure knowledge acquired from executive leadership roles at software and market research focused companies.

        Thomas Riordan has served as a member of our board of directors since May 2007. Mr. Riordan previously served as a member of our board of directors from February 2003 to February 2005. Mr. Riordan is currently the executive vice president and chief operating officer of Mosys, Inc., a semiconductor company, which he joined in April 2011. Prior to joining Mosys, Mr. Riordan was the chief executive officer of Exclara, Inc., a semiconductor company, a position which he held from August 2006 until March 2011. Prior to Exclara, from January 2005 until July 2006, Mr. Riordan was an Entrepreneur-in-Residence at Bessemer Venture Partners. Prior to Bessemer Venture Partners, from August 2000 to December 2004, Mr. Riordan was vice president of the microprocessor division of PMC-Sierra, Inc., a semiconductor company. From August 1991 to August 2000, Mr. Riordan was chief executive officer, president and a member of the board of directors of Quantum Effect Devices, Inc., a semiconductor design company that Mr. Riordan co-founded. From February 1985 to June 1991, Mr. Riordan served in various design and managerial roles, most recently as director of research and development at MIPS Computer Systems, Inc., a semiconductor design company. From March 1983 to January 1985, Mr. Riordan served as a design engineer at Weitek Corporation, a semiconductor company. From October 1979 to February 1983, Mr. Riordan was a design engineer at Intel Corporation. Mr. Riordan holds Bachelor of Science and Master of Science degrees in Electrical Engineering as well as a Bachelor of Arts degree in Government from the University of Central Florida and has done post-graduate work in Electrical Engineering at Stanford University. Mr. Riordan also serves on the boards of directors of PLX Technology, Inc., a semiconductor company, and several private companies. Mr. Riordan is located in the United States. Mr. Riordan's qualifications to serve on our board of directors include his extensive executive, management and board member experience in the semiconductor and technology industries. Our board of directors particularly values Mr. Riordan's more than 30 years of experience as a developer, manager and executive in semiconductors and microprocessors.

PROPOSAL TWO—APPROVAL OF SALARY INCREASE, CONTRIBUTIONS
TO SEVERANCE, PENSION AND EDUCATION FUNDS, EMPLOYER-MATCHING SUMS
AND CASH BONUS TO BE PAID TO EYAL WALDMAN

        Under Israeli law, the terms of service of the members of the board of directors of a public company require the approval of the shareholders following the approval of the audit committee and the board of directors. In recognition of Mr. Waldman's significant contribution to the company as its chief executive officer, president and chairman of the board of directors, each of our audit committee and our board of directors, upon the recommendation of our compensation committee, and subject to the approval of our shareholders at this meeting has approved (i) an increase in the annual base salary of Mr. Waldman from $410,000 to $465,000 effective April 1, 2012, (ii) contributions to Israeli severance, pension and education funds of up to an aggregate of 21% of Mr. Waldman's base salary from time to time and the payment of employer-matching sums for U.S. and California employee benefits paid on behalf of Mr. Waldman and related to his U.S. base salary and (iii) a cash bonus to be paid to Mr. Waldman in the amount of $200,000 for services rendered for the fiscal year ended December 31, 2011, pursuant to the company's annual discretionary cash bonus compensation program. The contributions to Israeli severance, pension and education funds described under clause (ii) above are generally made for all Israeli employees, as described in the "Compensation Discussion and Analysis" section below.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS, FOLLOWING THE APPROVAL OF THE AUDIT COMMITTEE, APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE INCREASE IN EYAL WALDMAN'S ANNUAL BASE SALARY, CONTRIBUTIONS TO SEVERANCE, PENSION AND EDUCATION FUNDS, PAYMENT OF EMPLOYER-MATCHING SUMS AND THE CASH BONUS TO BE PAID TO EYAL WALDMAN FOR THE YEAR ENDED DECEMBER 31, 2011 AS DESCRIBED IN THIS PROPOSAL TWO.

 PROPOSAL THREE—APPROVAL OF THE GRANT OF RESTRICTED
STOCK UNITS TO EYAL WALDMAN

        Under Israeli law, the terms of service of the board of directors of a public company require shareholder approval following the approval of the audit committee and the board of directors. Following the approval of our audit committee, upon recommendation of our compensation committee, our board of directors has approved the grant of 84,000 restricted stock units to Eyal Waldman under the terms described below in recognition of his significant contribution to the company as its chief executive officer, president and chairman of the board of directors. We are now seeking shareholder approval of the grant of these restricted stock units, as required pursuant to Israeli law.

        The restricted stock units will vest at the rate of 12/48th of the original number of ordinary shares on February 1, 2013, and thereafter at the rate of 3/48th of the original number of shares on the first day of each quarterly period of May, August, November and February commencing May 2013, with the last 3/48th of the original number of shares vesting on February 1, 2016, so long as Mr. Waldman continues to provide services to the company.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS, FOLLOWING THE APPROVAL OF THE AUDIT COMMITTEE, APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO EYAL WALDMAN, AS DESCRIBED IN THIS PROPOSAL THREE.

 PROPOSAL FOUR—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY VOTE") AS DISCLOSED IN THE
COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE
DISCUSSION SET FORTH IN THIS PROXY STATEMENT

Background

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

Summary

        As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to provide advisory approval of the compensation of our named executive officers, as defined in the "Compensation Discussion and Analysis" section below, as such compensation is described in such section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement. Our compensation program for our named executive officers is designed to reward high performance and innovation, to promote accountability and to ensure that executive interests are aligned with the interests of our shareholders. The following is a summary of the primary components of our named executive officer compensation. We urge our shareholders to review the Compensation Discussion and Analysis section of this proxy statement and executive-related compensation tables for more information.

        One component of our compensation program is base compensation or salary. We design base salaries to fall within a competitive range of the companies against which we compete for executive talent. As a matter of compensation philosophy, we endeavor to set the base salaries of our named executive officers near the 50th percentile, in the case of named executive officers in the United States, and between the 50th and 75th percentile, in the case of named executive officers in Israel, of the companies that participated in salary surveys using our Peer Group Companies, as defined in the "Compensation Discussion and Analysis" section below. Generally, the base salary established for an individual named executive officer reflects many inputs, including our chief executive officer's assessment of the named executive officer's performance, the level of responsibility of the named executive officer and competitive pay levels based on salaries paid to employees with similar roles and responsibilities at our Peer Group Companies.

        Another component of our compensation program is annual cash bonuses. We structure our annual discretionary cash bonus award program to reward named executive officers for our company's successful performance, measured on the basis of our operating income (determined on a GAAP basis), and for each individual's contribution to that performance. Consistent with our approach of placing a greater emphasis on equity compensation, our compensation committee awarded bonuses under the company's annual discretionary cash bonus compensation program in March 2012 for services performed in the year ended December 31, 2011 that ranged from 22% to 29% of each named executive officer's, other than our chief executive officer's, base salary paid during 2011.

        The third component of our compensation program is equity awards. We grant stock options and restricted stock units to our named executive officers in order to align their interests with the interests of our shareholders by tying the value delivered to our named executive officers to the value of our ordinary shares. We also believe that stock option and restricted stock unit grants to our named executive officers provide them with long-term incentives that will aid in retaining executive talent by providing opportunities to be compensated through the company's performance and rewarding executives for creating shareholder value over the long-term.

        The say-on-pay vote is advisory, and therefore not binding on the company, the compensation committee or our board of directors. Our board of directors believes that the information provided above and within the Compensation Discussion and Analysis and compensation tables included in this proxy statement demonstrates that our named executive officer compensation is designed to provide incentives and rewards for both our short-term and long-term performance, and is structured to motivate the company's named executive officers to meet our strategic objectives, thereby maximizing total return to shareholders.

        The following resolution will be submitted for a shareholder vote at the annual general meeting:

    "RESOLVED, that the shareholders of Mellanox approve, on an advisory basis, the compensation of Mellanox's named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement."

        Our board of directors has adopted a policy providing for an annual say-on-pay advisory vote. Unless our board of directors modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2013 annual general meeting of shareholders.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT, AS DESCRIBED IN THIS PROPOSAL FOUR.

 PROPOSAL FIVE—APPROVAL OF THE AMENDED AND RESTATED
2006 EMPLOYEE SHARE PURCHASE PLAN

        On February 22, 2012, our board of directors approved the Mellanox Technologies, Ltd. Amended and Restated 2006 Employee Share Purchase Plan (the "ESPP"), subject to shareholder approval. Reserved for issuance under the ESPP are 1,500,000 ordinary shares of the company plus the 1,085,712 ordinary shares of the company reserved for issuance under our 2006 Employee Share Purchase Plan (the "Prior ESPP"). Our board of directors approved the ESPP to take effect September 1, 2012 and to amend and replace in its entirety the Prior ESPP, subject to approval of the ESPP by shareholders. The Prior ESPP was approved by our board of directors in November 2006 and adopted by our shareholders in December 2006. If our shareholders do not approve the ESPP, the Prior ESPP will continue in effect, in the absence of further action by our board of directors.

        The purpose of the ESPP is to provide our employees with the opportunity to purchase our ordinary shares through accumulated payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). The ESPP is an important component of the benefits package that we offer to our employees. We believe that it is a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in the success of Mellanox.

        The ESPP is substantially the same as the Prior ESPP, but the total number of shares that may be issued pursuant to the ESPP for the maximum plan term of ten years would be fixed at 1,500,000 ordinary shares plus 1,085,712 ordinary shares reserved for issuance under the Prior ESPP.

        If approved, the ESPP will go into effect for periods commencing on and after September 1, 2012. As of April 18, 2012, a total of 1,085,712 ordinary shares had been reserved for issuance under the Prior ESPP and 984,822 ordinary shares had been purchased since the Prior ESPP became effective in February 2007.

        A summary of the ESPP appears below. This summary is qualified in its entirety by the text of the ESPP, which is included as Appendix A to this proxy statement.

Plan Administration

        The ESPP will be administered by our compensation committee. The administrator will have the discretionary authority to administer and interpret the ESPP. The administrator may delegate to one or more individuals all or any part of its authority and powers under the ESPP, subject to the relevant provisions of the Companies Law. We will bear all expenses and liabilities incurred by the ESPP administrator.

Shares Available Under the ESPP

        The maximum number of our ordinary shares which will be authorized for sale under the ESPP is equal to 1,500,000 ordinary shares plus 1,085,712 ordinary shares still remaining reserved for issuance under the Prior ESPP as of May 14, 2012. The ordinary shares made available for sale under the ESPP may be authorized but unissued shares or reacquired shares reserved for issuance under the ESPP.

Eligible Employees

        Employees eligible to participate in the ESPP generally include employees who are employed by us on the first trading day of an offering period, or the enrollment date. Employees who customarily work less than 5 months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the ESPP. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of shares or of one of our subsidiaries will not be allowed to participate in the ESPP.

        As of April 18, 2012, there were approximately 5 current executive officers and 775 current non-executive officer employees who would be eligible to participate in the ESPP. Non-employee directors are not eligible to participate in the ESPP.

Participation

        Employees will enroll under the ESPP by completing a payroll deduction form permitting the deduction of up to 15% from their compensation. However, a participant may not purchase more than 1,142 shares in each offering period, and may not subscribe for more than $25,000 in fair market value of our ordinary shares (determined at the time the option is granted) during any calendar year. The ESPP administrator has the authority to change these limitations for any subsequent offering period.

Offering

        Under the ESPP, participants are offered the option to purchase our ordinary shares at a discount during six-month consecutive offering periods, which will normally commence on March 1 and September 1 of each year.

        The option purchase price will be the lower of 85% of the closing trading price for an ordinary share on the start date of the offering period in which the participant is enrolled or 85% of the closing trading price for an ordinary share on the purchase date, which is the last trading day in an offering period.

        Unless a participant has previously canceled his or her participation in the ESPP, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.

        A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant's account balance will be refunded in cash without interest. A participant may also decrease (but not increase) his or her payroll deduction authorization twice during any offering period. The maximum number of our shares a participant may purchase during any offering period is 1,142.

        A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant's account or any rights to exercise an option or to receive ordinary shares under the ESPP. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

        The number of our ordinary shares available for purchase under the ESPP, as well as the option purchase price and the number of shares covered by each option under the ESPP that has not yet been exercised, will be proportionately adjusted for adjustments made in the number of outstanding shares or an exchange of the shares resulting from a share split, share dividend, or any other subdivision.

        If there is a proposal to dissolve or liquidate us, then the offering period then in progress will be shortened by setting a new exercise date to take place before the date of our proposed dissolution or liquidation. If we undergo a merger with or into another corporation or sale of all or substantially all of our assets, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume the outstanding options or substitute equivalent options, then any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our proposed sale or merger.

Amendment and Termination

        Our board of directors may amend, suspend or terminate the ESPP at any time. Unless it is sooner terminated by our board of directors, the ESPP will terminate in February 2022. Except in circumstances specified in the ESPP, no amendment may make any change in any outstanding option that adversely affects the rights of any participant without the consent of such participant. However, the board of directors may not amend the ESPP to either increase the number of shares that may be purchased under the ESPP or to change the designation or class of employees eligible to participate in the ESPP without obtaining shareholder approval within 12 months before or after such action.

Federal Income Tax Consequences

        Generally, no federal income tax consequences will arise at the time an employee purchases ordinary shares under the ESPP. If an employee disposes of shares purchased under the ESPP less than one year after the ordinary shares are purchased or within two years of the enrollment date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the ordinary shares at the time of purchase and the amount paid by the employee for the shares. The amount of such ordinary income recognized by the employee will be added to the employee's basis in the ordinary shares for purposes of determining capital gain or loss upon the disposition of the shares by the employee.

        If an employee does not dispose of the ordinary shares purchased under the ESPP until at least one year after the shares are purchased and at least two years after the enrollment date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the ordinary shares on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the ordinary shares on the enrollment date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee's basis in the shares for purposes of determining capital gain or loss upon the disposition of the shares by the employee.

        We generally will not be entitled to a tax deduction with respect to the ordinary shares purchased by an employee under the ESPP, unless the employee disposes of the shares less than one year after the shares are transferred to the employee or less than two years after the enrollment date, in which case we will generally be entitled to a tax deduction corresponding to the amount of ordinary income recognized by the employee.

New Plan Benefits

        No current directors who are not employees will receive any benefit under the ESPP. The benefits that will be received under the ESPP by our current executive officers and by all eligible non-executive officer employees are not determinable at this time. The following table shows the fair market value of compensation expenses recognized by the company and the corresponding number of shares that were acquired by the foregoing persons under the Prior ESPP for the fiscal year ended December 31, 2011.

Name	Compensation Expense Dollar Value ($)(1)	Number of Shares
Eyal Waldman	—	—
Michael Gray	—	—
Marc Sultzbaugh	6,863	990
Michael Kagan	7,702	1,111
Shai Cohen	7,515	1,084
Executive Group	29,948	4,320
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	1,656,409	238,936

(1)
Represents the grant date fair value calculated in accordance with the provisions of FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our consolidated financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2006 EMPLOYEE SHARE PURCHASE PLAN.

 PROPOSAL SIX—APPROVAL OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND
AUTHORIZATION OF AUDIT COMMITTEE DETERMINATION OF REMUNERATION

        The audit committee of our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2012.

        Shareholder approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 is required under the Companies Law. The audit committee of our board of directors believes that such appointment is appropriate and in the best interests of the company and its shareholders. Subject to the approval of this proposal, the audit committee will fix the remuneration of PricewaterhouseCoopers LLP in accordance with the volume and nature of their services to the company.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual general meeting of shareholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our shareholders.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012 AND THE AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE THEIR FISCAL 2012 REMUNERATION IN ACCORDANCE WITH THE VOLUME AND NATURE OF THEIR SERVICES AS DESCRIBED IN THIS PROPOSAL SIX.

Audit and Non-Audit Services

        Subject to shareholder approval of the audit committee's authority to determine remuneration for their services, the audit committee is directly responsible for the appointment, compensation and oversight of our independent auditors. In addition to retaining PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ended 2011, the audit committee retained PricewaterhouseCoopers LLP to provide other non-audit and advisory services in 2011. The audit committee has reviewed all non-audit services provided by PricewaterhouseCoopers LLP in 2011 and has concluded that the provision of such non-audit services was compatible with maintaining PricewaterhouseCoopers LLP's independence and that such independence has not been impaired.

        The aggregate fees billed by PricewaterhouseCoopers LLP for audit and non-audit services in 2011 and 2010 were as follows:

	Fiscal Year Ended December 31,
Service Category	2011	2010
Audit Fees	$1,113,770	$637,901
Audit-Related Fees	253,820	115,000
Tax Fees	127,827	50,000
All Other Fees	17,400	—

Total	$1,512,817	$802,901

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees for professional services for the audit and review of our annual consolidated financial statements, as well as fees for issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; "audit-related fees" are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation, due diligence and any services related to acquisitions; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories.

REPORT OF THE AUDIT COMMITTEE(1)

        The audit committee, which currently consists of Messrs. Federman, Riordan, Baharav and Weatherford and Ms. Johnson, evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. The board of directors adopted a written charter for the audit committee in December 2000 and most recently amended it in April 2008, which charter details the responsibilities of the audit committee. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

        The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees the company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and reporting process, including the company's systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011. This review included a discussion of the quality and the acceptability of the company's financial reporting and controls, including the clarity of disclosures in the financial statements.

        The audit committee also reviewed with the company's independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the company's audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of the company's financial reporting and such other matters required to be discussed with the audit committee under generally accepted auditing standards in the United States including Statement on Auditing Standards No. 61.

        The audit committee has received the written disclosures and the letter from the company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

        The audit committee further discussed with the company's independent registered public accounting firm the overall scope and plans for its audits. The audit committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm's examinations and evaluations of the company's internal controls, and the overall quality of the company's financial reporting.

        The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all issuers to obtain pre-approval from their respective audit committees in order for their independent registered

(1)
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

public accounting firms to provide professional services without impairing independence. As such, the audit committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by the company's independent registered public accounting firm. From time to time, the company may desire additional permitted professional services for which specific pre-approval is obtained from the audit committee before provision of such services commences. The audit committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditors' independence.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 28, 2012.

        The foregoing report is provided by the undersigned members of the audit committee.

Thomas Weatherford, Chairman Dov Baharav Irwin Federman Amal M. Johnson Thomas J. Riordan

REPORT OF THE COMPENSATION COMMITTEE(2)

        Our compensation committee reviews and recommends our programs, policies and practices relating to the compensation and benefits of our officers and employees. Our compensation committee, in consultation with our chief executive officer, or our CEO, (other than with respect to his own compensation) and our board of directors and our audit committee with respect to our CEO's compensation, decides how much cash compensation should be part of each of our officer's total compensation by benchmarking to a peer group of companies, which we refer to as our Peer Group Companies, and considers the relative importance of short-term incentives. In addition, our compensation committee, in consultation with our CEO (other than with respect to his own compensation), makes recommendations to our board of directors regarding equity-based compensation to align the interests of our management with shareholders, considering each named executive officer's equity holdings. Our compensation committee also manages the granting of options to purchase our ordinary shares and other awards under our Global Share Incentive Plan (2006). Our compensation committee will review and evaluate, at least annually, our incentive compensation plans. All members of our compensation committee are independent under the applicable rules and regulations of the SEC, the NASDAQ Stock Market and the U.S. Internal Revenue Service.

        Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, for the year ended December 31, 2011 with management. In reliance on the reviews and discussion referred to above, our compensation committee recommended to our board of directors, and our board of directors has approved, that the CD&A be included in the proxy statement for the 2012 annual general meeting of shareholders, which is incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2011, each as filed with the SEC.

(2)
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The foregoing report is provided by the undersigned members of our compensation committee.

Thomas J. Riordan, Chairman Glenda Dorchak Irwin Federman Amal M. Johnson

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

        We invest our resources to grow our business in a manner that we believe will increase shareholder value. To further this objective, our compensation committee oversees our compensation program to support and reward the achievement of our financial goals and to promote the attainment of other key business objectives. In order to conduct our business effectively, we must attract, motivate and retain highly qualified executive officers. Our compensation program is designed to reward high performance and innovation, to promote accountability and to ensure that executive interests are aligned with the interests of our shareholders.

        Our named executive officers for 2011 were Eyal Waldman, chairman of our board of directors, CEO and president; Michael Gray, chief financial officer; Marc Sultzbaugh, vice president of worldwide sales; Michael Kagan, chief technology officer and vice president of architecture; and Shai Cohen, chief operating officer.

        Our executive compensation program has three primary components: (i) base compensation or salary, (ii) annual cash bonuses and (iii) equity awards, including stock option grants and awards of restricted stock units. Our program is designed to provide incentives and rewards for both our short-term and long-term performance, and is structured to motivate the company's named executive officers to meet our strategic objectives, thereby maximizing total return to shareholders. In addition, we provide our named executive officers with benefits that we also generally make available to all salaried employees in the geographic location where they are based. In Israel, we make contributions on behalf of most of our employees, including our named executive officers, to an education fund and also to a fund known as Managers' Insurance, which provides a combination of retirement plan, insurance and severance pay benefits to Israeli employees, and permit employees to participate in the company's automobile leasing program, under which we pay for gas, maintenance, insurance and the cost of normal wear and tear of the vehicle over the life of the lease. We make matching 401(k) plan contributions in an amount up to 4% of base salary for all employees based in the United States, including our U.S.-based named executive officers, as well as for Mr. Waldman.

        Our executive compensation program is administered by our compensation committee, which is comprised of four independent members of, and reports to, our board of directors. Operating under its charter, our compensation committee reviews, in consultation with management and the board of directors, and evaluates the compensation plans, policies and programs of the company. In addition, our compensation committee reviews and recommends to our audit committee and board of directors the approval of our CEO's compensation (including base salary, cash bonuses and equity awards, including stock option grants and awards of restricted stock units). Our compensation committee also annually evaluates and approves certain elements of our other named executive officers' compensation. These annual evaluations include: (i) consideration of the current levels and components of compensation paid to our named executive officers, (ii) consideration of the mix of cash incentives and long-term equity awards and (iii) a review of compensation paid by our Peer Group Companies conducted by our compensation committee (and our board of directors and audit committee, with respect to our CEO's compensation), as described below, to executives in positions comparable to those held by our named executive officers.

        Pursuant to Amendment No. 16 to the Israeli Companies Law ("Amendment No. 16"), which became effective in 2011, the compensation of our named executive officers (other than our CEO) and the compensation of other officers (who are not directors) who report directly to our CEO must be approved by our board of directors following the approval by our audit committee. In accordance with the Companies Law, our CEO's compensation must be approved by our audit committee, board of directors and shareholders.

        In making compensation decisions, our compensation committee and board of directors reference third-party surveys that provide compensation data and reviews feedback from an independent compensation consultant. In 2011, the compensation committee directly engaged the compensation consultant Mercer LLC, or Mercer, to provide the compensation committee advice regarding our compensation programs for our executive officers. Mercer does not provide any other services for our company. Mercer's work for our compensation committee in 2011 included reviewing our compensation practices, in light of emerging best practices, evaluating our Peer Group Companies, collecting and providing relevant market data, reviewing this data and analyses provided by other consultants, and developing alternatives to consider for CEO compensation. In connection with its work for our compensation committee in 2011, Mercer attended compensation committee meetings with and without management personnel present.

        In reviewing base salaries of our named executive officers, our compensation committee reviewed a 2011 compensation report prepared by Mercer, or the Mercer Report, 2010 salary surveys prepared by Radford Surveys + Consulting ("Radford") for our U.S.-based named executive officers and Tali Atzmon for our Israeli-based named executive officers. The Mercer Report was presented to our compensation committee in February 2011 to provide us with a comprehensive overview of our compensation practices and procedures for 2011, including a review of the total compensation, position and responsibilities of our executives from 2010 and the total compensation of similarly situated executives employed by similarly situated companies in our industry. To determine competitive bonus levels for services provided in 2011, our compensation committee and board of directors utilized data from the Mercer Report, the 2010 Radford Executive Survey—U.S., an independent third-party national compensation survey covering more than 1,100 high-tech companies in the United States, and the Radford International Survey—Israel, an independent third-party survey of compensation practices by high-tech companies in Israel, which, together, we refer to as the Radford Surveys. The industry data from the Mercer Report and Radford Surveys consists of salaries and other compensation paid by companies to executives in positions comparable to those held by our named executive officers. Specifically, we reviewed data on named executive officer positions in the United States from the Mercer Report and the Radford Executive Survey—U.S. and for positions in Israel from the Mercer Report and the Radford International Survey—Israel.

        In reviewing the data from the Mercer Report and the Radford Surveys, we focused on compensation data for the 25th, 50th and 75th percentiles of our Peer Group Companies as outlined in the Mercer Report, which also participate in the Radford Surveys and are similar to us with respect to industry sector, revenue, market capitalization and headcount or operate in industry sectors in which we typically compete for senior management talent. Our Peer Group Companies for 2011 changed from our Peer Group Companies in 2010 because we narrowed our previous Peer Group Companies to focus on those companies operating in high-tech industries. For 2011, our Peer Group Companies in the Mercer Report consisted of the following companies:

• Atheros Communications	• Micrel, Inc.
• Aruba Networks, Inc.	• Netlogic Microsystems, Inc.
• Cavium Networks Inc.	• PMC-Sierra, Inc.
• DSP Group, Inc.	• QLogic Corp.
• Emulex Corporation	• Sigma Designs, Inc.
• Hittite Microwave Corporation	• Silicon Laboratories Inc.
• Inphi Corporation	• Zoran Corporation

        In addition to the 14 compensation peers listed above, our Peer Group Companies in the Mercer Report also included the following companies for purposes of reviewing competitive annual cash bonus programs and long-term equity incentive awards:

• Broadcom Corporation	• Marvell Technology Group Ltd.
• Intel Corporation	• Qualcomm Incorporated
• LSI Corporation

        Our compensation committee felt that the additional 5 Peer Group Companies for annual cash bonus programs and long-term equity incentive awards were necessary because we typically compete for senior management talent from and with those companies.

        Throughout the fiscal year, in addition to feedback and input regarding our compensation practices from Mercer, our CEO provides our compensation committee with his assessment of the performance levels of the company and our named executive officers (other than himself) and his recommendations with respect to compensation of our named executive officers (other than himself). Our compensation committee believes it is important to consider and evaluate our CEO's input on matters concerning compensation of other named executive officers. The compensation committee believes that our CEO's input regarding our other named executive officers' individual performances, as well as the expected contributions and future potential of each of them, is useful because each other named executive officer reports directly to our CEO, and our CEO interacts with our other named executive officers on an ongoing basis throughout the year.

        While our compensation committee considers our CEO's recommendations, our compensation committee is responsible for setting the base salary and annual cash bonus for our executive officers, other than our CEO whose base salary and annual cash bonus is recommended by the compensation committee to the audit committee and board of directors for approval. Pursuant to Amendment No. 16, the compensation of our named executive officers and the compensation of other officers (who are not directors) who report directly to our CEO must also be approved by our board of directors following the approval by our audit committee (and with respect to our CEO's compensation, also by our shareholders). Pursuant to Amendment No. 16, our compensation committee also recommends to our board of directors and our audit committee for final approval the equity awards, including stock option grants and awards of restricted stock units made to our executive officers. In addition, under Israeli law, our CEO's compensation is subject to approval by the company's shareholders.

Compensation Philosophy and Objectives

        Our compensation philosophy includes compensating our executives at levels that are competitive with our Peer Group Companies in order to attract and retain talented executives and to provide equity incentives that align the interests of our executives with the interests of our shareholders. Because we have historically paid base salaries to our named executive officers that are less than base salaries paid to executive officers of our Peer Group Companies, we provide the perquisites described in this

Compensation Discussion and Analysis to Eyal Waldman, chairman of our board of directors, CEO and president, to Michael Gray, our chief financial officer, and to Marc Sultzbaugh, our vice president of worldwide sales.

        Since our initial public offering, we have paid base salaries to our named executive officers that were less than base salaries paid to executive officers of our Peer Group Companies because we believed that the lower base salaries we paid were partially offset by the potential value of stock option grants awarded to our named executive officers and, to a lesser extent, by annual cash bonus awards earned by our named executive officers.

        As we have grown and matured as a public company, our compensation objectives continue to evolve. Base salaries for our named executive officers were increased in 2011 so that they would approximate the 50th percentile for named executive officers in the United States and between the 50th and 75th percentile for named executive officers in Israel, in each case, as compared to the Peer Group Companies in 2011. Bonus awards for 2011 were set in reference to the 25th percentile of our Peer Group Companies in 2011. In addition to base salary and cash bonuses, we continue to believe that the opportunity to share in the creation of shareholder value through equity compensation is critical for retaining our executive officer talent and for providing appropriate incentives to drive our company's performance and to ensure that we maximize long-term shareholder value.

        Historically, we have sought to align the interests of our executives and other employees with the interests of our shareholders by granting our executives and other employees stock options, which will not have any value unless our share price increases. In April 2011, our compensation committee granted our named executive officers restricted stock units that have value regardless of whether our share price increases or decreases from the date we make any such awards. Our compensation committee believes that restricted stock units can provide value certainty in a turbulent economic environment while continuing to align the interests of our executives and other employees with the interests of our shareholders. Our compensation committee expects to continue to consider awarding stock options and/or restricted stock units when it determines such awards may be necessary as an incentive to motivate and retain our executives and other employees and/or may provide a better alignment of the interests of our executives and other employees with those of our shareholders.

        In order to provide our named executive officers employment security so that they can remain focused on our business in the event of a potential change in control, we have entered into executive severance benefits agreements with each of our named executive officers that provide for certain payments and other severance benefits in the event their service is terminated following a change in control of our company. We believe that these executive severance benefits agreements help attract and retain talented executives by ensuring their efforts remain focused on our shareholders' long term interests rather than the individual executive's short term employment-related interests.

        We believe that the cash compensation (including base salary and annual cash bonus awards) and equity award grants we provide, along with the security provided by restricted stock units and executive severance benefits agreements, created a competitive total compensation package for our named executive officers in light of the economic climate in 2011 and based on the data of compensation packages provided by our Peer Group Companies.

Base Salary

        We design base salaries to fall within a competitive range of the companies against which we compete for executive talent. As a matter of compensation philosophy, we endeavor to set the base salaries of our named executive officers near the 50th percentile, in the case of named executive officers in the United States, and between the 50th and 75th percentile, in the case of named executive officers in Israel, of the companies that participated in salary surveys using our Peer Group Companies prepared by Mercer for named executive officers in the United States and Israel and supplemented by the information from the surveys by Radford for named executive officers in the United States and Tali Atzmon for named executive officers in Israel. Generally, the base salary established for an individual named executive officer reflects many inputs, including our CEO's assessment of the named executive officer's performance, the level of responsibility of the named executive officer, and competitive pay levels based on salaries paid to employees with similar roles and responsibilities at our Peer Group Companies.

        Our CEO's base salary is the highest base salary at the company because he has the central management role, which is consistent with our review of CEO salaries in the salary surveys referenced above. Our chief financial officer's and our vice president of worldwide sales' base salary is higher than that of other named executive officers because of the importance of retaining consistency and quality financial expertise as a public company and the importance of global sales to our business, which is also consistent with our review of chief financial officer and sales executive salaries in the salary surveys referenced above. The base salaries of other named executive officers are determined based on their overall duties and responsibilities within the company, their experience and qualifications and the base salaries paid by the companies participating in the salary surveys for similar roles.

        In April 2011, our CEO completed his focal review of each of our named executive officers (other than himself) and recommended base salary increases for each for 2011 to our compensation committee. Our compensation committee determined that the increases in base salary were appropriate in light of significant contributions to our company in 2010, including both revenue growth and positive earnings during the extraordinarily difficult economic climate of 2010. Our compensation committee, audit committee and board of directors then approved the base salaries for 2011 based on our CEO's recommendations for each of the named executive officers other than himself. Our compensation committee's determination was based largely on the average salaries in the 50th percentile in the United States and between the 50th and 75th percentiles in Israel, in each case, as compared to the companies that participate in the salary surveys referenced above for positions similar to the positions held by each of our named executive officers. With input from our CEO (except with respect to himself), our compensation committee determined the base salary increase amount for each individual named executive officer's base salary following the process described above. Mr. Gray's base salary was increased 6.0% to $260,000; Mr. Kagan's base salary was increased 6.0% to $209,000; Mr. Sultzbaugh's base salary was increased 8.0% to $260,000; and Mr. Cohen's base salary was increased 6.0% to $218,000. The base salaries reported for Messrs. Kagan and Cohen are converted from New Israeli Shekels to U.S. dollars using the 2011 average exchange rate of 3.55 New Israeli Shekels to 1 U.S. dollar. Mr. Sultzbaugh received a larger increase than other named executive officers because of the importance of global sales to our business.

        Upon recommendation of our compensation committee, and following the approval of our audit committee and our board of directors, our shareholders approved increasing our CEO's base salary to $410,000, an increase of 9.3% over our CEO's 2010 base salary. Our compensation committee, audit committee and board of directors determined the increase in base salary was appropriate in light of our CEO's significant contributions to our company in 2010, including both revenue growth and positive earnings during the extraordinarily difficult economic climate of 2010.

Annual Discretionary Cash Bonus Program

        We structured our 2010 and 2011 annual discretionary cash bonus award program to reward named executive officers for our company's successful performance, measured on the basis of our operating income (less acquisition-related charges), and for each individual's contribution to that performance. We initiated our annual discretionary cash bonus program in 2005 and since then, other than with respect to our CEO, annual cash bonuses have not constituted a significant portion of our named executive officers' total compensation because we primarily rely on equity awards to provide incentives to our named executive officers.

        Under our annual discretionary cash bonus award program, our employees in good performance standing, including our named executive officers, are eligible to receive an award from a bonus pool in an amount that is determined annually. The annual bonus pool amount is determined by our compensation committee based on its assessment of our achievement of our operating plan and company profitability. For 2011, the aggregate discretionary cash bonus pool was $2.7 million and represented 10% of the sum of our fiscal year 2011 income from operations of $12.6 million and $14.2 million of acquisition related charges. Based on consultation with our CEO, in 2011 the compensation committee determined and approved the amount of each named executive officer's bonus award from this pool for purposes of compensating them for their individual contributions to our fiscal 2010 financial performance. The amount of the bonus award to each named executive officer is not tied to individual performance objectives. For 2010, no specific, individual performance targets for our named executive officers were established in connection with the determination of the individual amount of bonus each such executive was awarded from the bonus pool.

        Our compensation committee then determined the allocation of the bonus pool based, in part, on information gathered from the Mercer Report and the 2010 Radford Executive Survey—U.S. (no data was available from the Radford International Survey—Israel) which both indicated that the 25th percentile of our Peer Group provide target annual bonus opportunities in 2010 ranging from 27% to 40% of base salaries for the named executive officer positions. Consistent with our approach of placing a greater emphasis on equity compensation, our compensation committee awarded bonuses under the company's annual discretionary cash bonus compensation program in February 2011 for services performed in the year ended December 31, 2010 that ranged from 20% to 22% of each named executive officer's, other than our CEO's, base salary paid during 2010. Specifically, Mr. Gray was awarded $49,500, which represents 21% of his base salary; Mr. Kagan was awarded $36,900, which represents 20% of his base salary; Mr. Sultzbaugh was awarded $49,500, which represents 21% of his base salary; and Mr. Cohen was awarded $43,200, which represents 22% of his base salary. Payments under the annual discretionary cash bonus program were contingent upon continued employment through the actual date of payment, which was January 31, 2011 in the United States and February 1, 2011 in Israel.

        In addition, in 2012, likewise consistent with our approach of placing a greater emphasis on equity compensation, our compensation committee awarded bonuses under the company's annual discretionary cash bonus compensation program in March 2012 for services performed in the year ended December 31, 2011 that ranged from 22% to 29% of each named executive officer's, other than our CEO's, base salary paid during 2011. Specifically, Mr. Gray was awarded $57,000, which represents 22% of his base salary; Mr. Kagan was awarded $44,000, which represents 22% of his base salary; Mr. Sultzbaugh was awarded $75,000, which represents 29% of his base salary; and Mr. Cohen was awarded $54,000, which represents 26% of his base salary. Payments under the annual discretionary cash bonus program were contingent upon continued employment through the actual date of payment, which was April 1, 2012.

        Generally, the base salary established for an individual named executive officer reflects many inputs, including our CEO's assessment of the named executive officer's performance, the level of responsibility of the named executive officer, and competitive pay levels based on salaries paid to employees with similar roles and responsibilities at our Peer Group Companies.

        Also, following shareholder approval at our 2011 annual general meeting of shareholders, upon the recommendation of our compensation committee and the approval of our audit committee, on January 25, 2011, our board of directors approved a cash bonus to our CEO, Eyal Waldman, in the amount of $157,500, which represented 43% of his base salary paid during 2010, for services performed in the year ended December 31, 2010 pursuant to the company's annual discretionary cash bonus compensation program.

        In March 2012, upon the recommendation of our compensation committee and the approval of our audit committee, our board of directors approved a cash bonus to our CEO, Eyal Waldman, in the amount of $200,000, which represented 49% of his base salary paid during 2011, for services performed in the year ended December 31, 2011 pursuant to the company's annual discretionary cash bonus compensation program. Payment to Mr. Waldman of his 2012 bonus remains subject to approval of this bonus by our shareholders at our 2012 annual general meeting to which this proxy document relates.

        Generally, the base salary established for an individual named executive officer reflects many inputs, including our CEO's assessment of the named executive officer's performance, the level of responsibility of the named executive officer, and competitive pay levels based on salaries paid to employees with similar roles and responsibilities at our Peer Group Companies. Because no annual bonus data was available from the 2010 Radford International Survey—Israel, this amount was determined by our compensation committee, audit committee and board of directors largely based on data from the Mercer Report and the 2010 Radford Executive Survey—U.S., which both indicate that the 25th percentile of our Peer Group Companies provide a target bonus opportunity of approximately 60% of base salary for chief executive officers.

Policies with Respect to Equity Compensation Awards

        As described above, stock options and restricted stock units are the only types of equity award we currently grant to our named executive officers from our equity incentive plan. Restricted stock units have some value regardless of whether our share price increases or decreases from the date we make any such awards.

        We grant stock options and restricted stock units to our named executive officers in order to align their interests with the interests of our shareholders by tying the value delivered to our named executive officers to the value of our ordinary shares. We also believe that stock option and restricted stock unit grants to our named executive officers provide them with long-term incentives that will aid in retaining executive talent by providing opportunities to be compensated through the company's performance and rewarding executives for creating shareholder value over the long term. Our compensation committee believes that granting stock options, restricted stock units and/or other equity awards on an annual basis to existing named executive officers and employees provides an important incentive to retain executives and employees and rewards them for short-term company performance while also creating long-term incentives to sustain that performance. We may also make grants of stock options and restricted stock units at the discretion of our board of directors and the compensation committee in connection with the hiring or promotion of new named executive officers.

        We grant stock options with exercise prices equal to the closing price of our ordinary shares on the date of the grant; therefore, the options only have value if our share price increases. Stock option grants to newly hired employees, including our named executive officers, generally vest over four years, with 25% of the shares subject to the grant vesting on the one-year anniversary of employment, and 1/48th of the shares vesting during each subsequent month of employment. Annual equity awards made to existing service providers, including employees and named executive officers, generally vest over four years, with 25% of the shares subject to the award vesting on the one-year anniversary of the award date, and the remainder vesting either in equal monthly or quarterly increments over the remaining term of the award, provided the recipient remains a service provider to the company.

        Annual awards of restricted stock units made to existing employees in April 2011, including named executive officers, vest over four years at the rate of 12/48th of the shares on May 1, 2012, and thereafter at the rate of 3/48th of the original number of shares on the first day of each quarterly period of August, November, February and May commencing August 1, 2012, with the last 3/48th of the original number of shares vesting on May 1, 2015, so long as the restricted stock unit holder remains an officer or employee of the company. We set these vesting schedules in order to provide an incentive to our employees, including our named executive officers, to continue their employment with us over the long term and, with respect to the restricted stock units, generally to provide them the opportunity to sell their vested shares to cover taxes incurred with vesting during a period following the public release of our prior quarter's fiscal operating results.

        Generally, we determine the size of each equity award to a named executive officer after reviewing long-term incentive compensation data from the compensation surveys and after considering the role of each named executive officer within our company, the criticality of his function within the organization and the named executive officer's current equity position from previous equity awards. Since long-term incentive compensation levels fluctuate from year to year (depending on each company's granting patterns, valuation assumptions, and stock price) and given the relatively low trading price of our ordinary shares, we generally review surveys using long-term incentive information from our Peer Group Companies under both a value approach, which is based on the fair value of long-term incentive awards, and a percentage of common shares outstanding approach, which compares the number of shares subject to each long-term incentive award to the number of shares outstanding for each company.

        In April 2011, our board of directors granted each of our named executive officers restricted stock units as follows: Mr. Gray, 14,000; Mr. Sultzbaugh, 14,000; Mr. Kagan, 12,500; and Mr. Cohen, 14,000. These restricted stock units vest in accordance with the schedule described above in this section "Policies with Respect to Equity Compensation Awards." The initial determinations with respect to the number of restricted stock units granted to each named executive officer and the vesting terms were made by our compensation committee in consultation with our CEO (except for his own grant). Our compensation committee and CEO reviewed the 2010 Radford Executive Surveys—U.S. and the 2010 Radford International Survey—Israel in the process of determining the size of restricted stock unit grants but did not target a particular percentile or engage in any benchmarking. Our compensation committee and our CEO (except with respect to his own grant) recommended the number of restricted stock units and the vesting terms to our board of directors. Also, following shareholder approval at our 2011 annual general meeting of shareholders, upon the recommendation of our compensation committee and the approval of our audit committee and our board of directors, Eyal Waldman was granted 50,000 restricted stock units, and these restricted stock units vest in accordance with the schedule described above in this section "—Policies with Respect to Equity Compensation Awards."

        Pursuant to Amendment No. 16, the compensation of our named executive officers (other than our CEO) and the compensation of other officers (who are not directors) who report directly to our CEO must be approved by our board of directors following the approval by our audit committee. In accordance with the Companies law, our CEO's compensation must be approved by our audit committee, board of directors and shareholders.

        The company does not have any equity ownership guidelines that require any of our directors or executive officers to hold a stated number or fixed percentage of our ordinary shares.

Change of Control Severance Arrangements

        In November 2006, we entered into executive severance benefits agreements with each of our named executive officers, some of which were amended in 2008 to ensure compliance with, or exemption from, Section 409A of the U.S. Internal Revenue Code.

        Each of the executive severance benefit agreements to which we are a party provide that if the executive's employment with our company is terminated without cause or if the executive is constructively terminated (as these terms are defined in the agreements), and the executive provides us a general release of all claims, in each case during the 12-month period following a change of control

(as defined in the agreements) of our company, then the executive is entitled to receive the following payments and benefits:

  •
  Continuation of the named executive officer's salary for six months at a per annum rate of 120% of the executive's annual base salary in effect on the termination date.

  •
  In the case of a named executive officer who resides in the United States, if the named executive officer elects COBRA coverage under our group health plan, payment for the cost to continue COBRA coverage for the named executive officer and his eligible dependents for up to 12 months following the termination date.

  •
  Accelerated vesting and immediate exercisability of the named executive officer's outstanding and unvested stock awards as to 50% of the total number of unvested shares subject to such outstanding and unvested stock option awards.

        We determined the amount of these payments and benefits prior to our initial public offering by reference to the general practices of public companies in our industry at that time.

        The benefits payable under the severance agreements are in addition to payments or other benefits, if any, that any named executive officer who resides in Israel may be entitled to receive under applicable Israeli law. Israeli law generally requires severance pay equal to one month's salary for each year of employment upon the retirement, death or termination without cause (as defined in the Israeli Severance Pay Law) of an employee. To satisfy this requirement, we make contributions on behalf of most of our Israeli-based employees to a fund known as Managers' Insurance. This fund provides a combination of pension plan, insurance and severance pay benefits to the employee, giving the employee or his or her estate payments upon retirement or death and securing the severance pay, if legally entitled, upon termination of employment. Each full-time Israeli employee, including each of our Israeli-based named executive officers, is entitled to participate in the plan, and each employee who participates contributes an amount equal to 5% of his or her salary to the pension plan and we contribute between 13.33% and 15.83% of his or her salary (consisting of 5% to the pension plan, 8.33% for severance payments and up to 2.5% for disability insurance). In addition to the above, each full-time Israeli employee, including each of our Israeli-based named executive officers, is entitled to participate in an education fund plan, and each employee who participates contributes an amount equal to 2.5% of his or her salary to the education fund and we contribute 7.5% of his or her salary. The company's contributions to the education fund are made up to the maximum amount recognized for tax purposes (approximately 15,712 New Israeli Shekels) and any amounts beyond the maximum amount recognized for tax purposes is paid to the employee directly through his or her salary.

        Within the context of our compensation philosophy, the compensation committee believes the terms of our executive severance agreements with our named executive officers will encourage their continued attention and dedication to their assigned duties through and following any change of control of our company. We believe that the terms of these agreements will further ensure that each of our named executive officers will continue to remain focused on the long-term objective of delivering shareholder value during and following a change of control event if they are assured that their long-term employment interests are reasonably provided for with a competitive market severance arrangement. We believe that these executive severance agreements thus help ensure the best interests of our shareholders.

        The potential payments under the executive severance benefits agreements as of December 31, 2011 are set forth below under the heading "—Potential Payments Following a Change in Control."

Perquisites

        Historically, from time to time, our compensation committee and board of directors have provided certain of our named executive officers with perquisites that we believe are reasonable. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe they can be useful in attracting, motivating and retaining the below named executive officers. We believe that these additional benefits may assist our executive officers in performing their duties and provide time efficiencies for our executive officers in appropriate circumstances, particularly when we require frequent or lengthy travel, and we may consider providing additional perquisites in the future. In 2011, our named executive officers received the perquisites set forth in the table below, which our compensation committee determined were appropriate in order to facilitate the efforts of Mr. Waldman and Mr. Sultzbaugh on behalf of our company while at our California headquarters and the efforts of Mr. Gray on behalf of our company while conducting business from his home in Oregon.

Name	Perquisite
Eyal Waldman	Housing and housing-related expense reimbursement Tax reimbursement related to perquisites provided
Michael Gray	Housing-related expense reimbursement Select travel reimbursement Tax reimbursement related to perquisites provided
Marc Sultzbaugh	Car expense reimbursement Housing and housing-related expense reimbursement Select travel reimbursement Tax reimbursement related to perquisites provided

        The table above does not include automobile-related expense reimbursement, insurance reimbursement, retirement fund contributions, severance fund contributions and education fund contributions, all of which are provided to all of our employees, including our named executive officers, who are based in Israel.

        In the future, we may provide additional perquisites to our named executive officers as an element of their overall compensation structure. We do not expect these perquisites to be a significant element of our compensation structure. All future practices regarding perquisites will be approved and subject to periodic review by our compensation committee and/or board of directors. In addition, pursuant to Amendment No. 16, the compensation of our named executive officers (other than our CEO) and the compensation of other officers (who are not directors) who report directly to our CEO must be approved by our board of directors following the approval by our audit committee. In accordance with the Companies Law, our CEO's compensation must be approved by our audit committee, board of directors and shareholders.

Shareholder Advisory Vote to Approve Executive Compensation

        At our 2011 Annual General Meeting of Shareholders, our shareholders voted, in non-binding advisory votes, (i) to approve the compensation of our named executive officers and (ii) in favor of having a non-binding shareholder vote to approve executive compensation once every year. Our compensation committee reviewed the result of the shareholders' advisory vote on executive compensation. In light of the approval by a substantial majority of our shareholders of the compensation programs described in our 2011 proxy statement (representing over 89% of the shares represented in person or by proxy at the meeting and entitled to vote), our compensation committee did not implement changes to our executive compensation programs as a result of the shareholders' advisory vote. The compensation of each of our named executive officers for 2011 reflects continued improvements in our financial and operating performance.

Tax Considerations

        Section 162(m) of the U.S. Internal Revenue Code, establishes a limitation on the deductibility of compensation payable in any particular tax year to our named executive officers. Section 162(m) generally provides that publicly-held companies cannot deduct compensation paid to certain named executive officers to the extent that such compensation exceeds $1 million per officer. Compensation that is "performance-based" compensation within the meaning of the U.S. Internal Revenue Code does not count toward the $1 million limit. While the compensation committee may consider Section 162(m) in making its compensation decisions, historically, the deductibility of compensation under Section 162(m) has not been a factor in the compensation committee's determination process. The compensation committee will monitor the level of compensation paid to the company's named executive officers and may act in response to the provisions of Section 162(m).

2011 Summary Compensation Table

        The following table summarizes the compensation awarded to, earned by, or paid to each named executive officer for the years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Units ($)(1)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(i)		(j)
Eyal Waldman(2)	2011	402,024	158,109	1,521,000	145,045	(3)	2,226,178
President & Chief Executive	2010	363,451	157,500	899,550	149,485		1,569,986
Officer	2009	301,171	142,000	—	167,386		610,556
Michael Gray	2011	256,250	49,500	374,780	36,961	(4)	717,491
Chief Financial Officer	2010	231,942	49,500	231,240	47,146		559,828
	2009	213,058	40,000	—	30,863		283,921
Marc Sultzbaugh	2011	255,002	49,500	374,780	68,989	(5)	748,271
Vice President of Worldwide	2010	235,009	49,500	231,240	90,028		605,777
Sales	2009	204,460	40,000	—	105,780		350,240
Michael Kagan(2)	2011	209,701	37,074	334,625	50,017	(6)	631,417
Vice President of Architecture	2010	186,736	36,900	211,970	43,120		478,726
	2009	154,153	32,000	—	36,133		222,286
Shai Cohen(2)	2011	218,007	43,404	374,780	51,435	(7)	687,626
Vice President of Operations	2010	193,156	43,200	231,240	45,977		513,574
and Engineering	2009	156,808	33,000	—	38,057		227,864

(1)
Amounts shown in this column represent the aggregate incremental grant date fair value of restricted stock units granted during 2011 and 2010, as calculated under FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(2)
Amounts reported for Messrs. Waldman, Kagan and Cohen in 2011 are converted from New Israeli Shekels to U.S. dollars using the 2011 average exchange rate of 3.55 New Israeli Shekels to 1 U.S. dollar. Amounts reported for Messrs. Waldman, Kagan and Cohen in 2010 are converted from New Israeli Shekels to U.S. dollars using the 2010 average exchange rate of 3.73 New Israeli Shekels to 1 U.S. dollar. Amounts reported for Messrs. Waldman, Kagan and Cohen in 2009 are converted from New Israeli Shekels to U.S. dollars using the 2009 average exchange rate of 3.91 New Israeli Shekels to 1 U.S. dollar.

(3)
Includes $38,849 in housing and housing-related expense reimbursements, $34,107 in tax related reimbursements, $24,185 contributed to a severance fund, which is mandated by Israeli Law, $21,775 contributed to an employee education fund on behalf of Mr. Waldman, $14,517 contributed to a retirement fund on behalf of Mr. Waldman, $7,312 in insurance reimbursements and $4,300 in automobile related expense reimbursements.

(4)
Includes tax related reimbursements of $12,191, 401(k) plan matching contribution of $9,800, housing-related expense reimbursements of $8,332, select travel reimbursements of $5,554 and insurance benefits of $1,084.

(5)
Includes housing and housing-related expense reimbursements of $24,000, tax related reimbursements of $22,754, 401(k) plan matching contribution of $9,800, select travel reimbursements of $7,169, automobile related expense reimbursements of $4,888 and insurance benefits of $378.

(6)
Includes $17,468 contributed to a severance fund, which is mandated by Israeli Law, $15,728 contributed to an employee education fund on behalf of Mr. Kagan, $10,485 contributed to a retirement fund on behalf of Mr. Kagan, $5,078 for automobile related expenses pursuant to the company's automobile leasing program and $1,258 in insurance reimbursements.

(7)
Includes $18,160 contributed to a severance fund, which is mandated by Israeli Law, $16,351 contributed to an employee education fund on behalf of Mr. Cohen, $10,900 contributed to a retirement fund on behalf of Mr. Cohen, $4,716 for automobile related expenses pursuant to the company's automobile leasing program and $1,308 in insurance reimbursements.

2011 Grants of Plan-Based Awards

        The table below sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2011.

Name	Grant Date(2)	Date of Board or Compensation Committee Action	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
(a)	(b)		(i)	(l)
Eyal Waldman	5/16/2011	3/22/2011	50,000	1,521,000
Michael Gray	4/13/2011	4/13/2011	14,000	374,780
Marc Sultzbaugh	4/13/2011	4/13/2011	14,000	374,780
Michael Kagan	4/13/2011	4/13/2011	12,500	334,625
Shai Cohen	4/13/2011	4/13/2011	14,000	374,780

(1)
Represents the grant date fair value of restricted stock units granted in 2011 calculated in accordance with the provisions of FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in Note 11 to our consolidated financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(2)
Except with respect to Mr. Waldman's award, all restricted stock units vest at a rate of 12/48th of the original number of shares on May 1, 2012, and thereafter at a rate of 3/48th of the original number of shares on the first day of each quarterly period of August, November, February and May commencing on August 1, 2012, with the last 3/48th of the original number of shares vesting on May 1, 2015 so long as each of the employees remains an officer or employee of the company. Mr. Waldman's award vests at the rate of 12/48th of the original number of shares on May 1, 2012, and thereafter at the rate of 3/48th of the original number of shares on the first day of each quarterly period of August, November, February and May commencing August 1, 2012, with the last 3/48th of the original number of shares vesting on May 1, 2015, so long as Mr. Waldman continues to provide services to the company.

2011 Outstanding Equity Awards At Fiscal Year-End Table

        The following table provides information on the stock options and restricted stock units held by each of our named executive officers as of December 31, 2011.

	Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Vesting Commencement Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested (#)
(a)		(b)	(c)	(e)	(f)
Eyal Waldman	10/26/2006	114,284	—	9.19	10/26/2016
	12/26/2008	67,500	22,500	8.23	12/26/2018
	4/22/2009	36,420	4,552	10.23	4/22/2019
						1/1/2010	24,376	791,976
						5/1/2011	50,000	1,624,500
Michael Gray	10/26/2006	22,857	—	9.19	10/26/2016
	12/26/2008	14,856	4,952	8.23	12/26/2018
	4/22/2009	27,180	3,397	10.23	4/22/2019
						1/1/2010	6,500	211,185
						5/1/2011	14,000	454,860
Marc Sultzbaugh	12/26/2008	7,217	6,950	8.23	12/26/2018
	4/22/2009	104,315	13,039	10.23	4/22/2019
						1/1/2010	6,500	211,185
						5/1/2011	14,000	454,860
Michael Kagan	10/26/2006	78,571	—	9.19	10/26/2016
	12/26/2008	16,941	5,647	8.23	12/26/2018
	4/22/2009	22,038	2,755	10.23	4/22/2019
						1/1/2010	5,958	193,575
						5/1/2011	12,500	406,125
Shai Cohen	6/1/2002	30,000	—	1.47	6/19/2012
	6/1/2003	2,857	—	2.63	12/28/2013
	12/26/2008	14,335	4,778	8.23	12/26/2018
	4/22/2009	27,181	3,397	10.23	4/22/2019
						1/1/2010	6,500	211,185
						5/1/2011	14,000	454,860

(1)
Options with a vesting commencement date of April 22, 2009 vest with respect to 1/3rd of the ordinary shares subject thereto on the first anniversary of the date of grant and then in equal monthly installments over the next two years. All other options vest with respect to twenty-five percent (25%) of the shares subject thereto on the first anniversary of the vesting commencement date and with respect to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date thereafter.

(2)
Restricted stock units with a vesting commencement date of January 1, 2010 vest with respect to 13/48th of the original number of ordinary shares subject thereto on February 1, 2011 and thereafter at a rate of 3/48th of the original number of shares on the first day of each quarterly period of May, August, November and February commencing on May 1, 2011, with the last 2/48th of the original number of shares vesting on January 1, 2014. Restricted stock units with a vesting commencement date of May 1, 2011 vest with respect to 12/48th of the original number of ordinary shares subject thereto on May 1, 2012 and thereafter at a rate of 3/48th of the original number of shares on the first day of each quarterly period of August, November, February and May commencing on August 1, 2012, with the last 3/48th of the original number of shares vesting on May 1, 2015.

2011 Option Exercises and Shares Vested Table

        The following table summarizes share option exercises by our named executive officers in 2011.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
(a)	(b)	(c)
Eyal Waldman	—	—
Michael Gray	51,285	1,526,889
Marc Sultzbaugh	28,785	875,941
Michael Kagan	45,000	1,292,901
Shai Cohen	—	—

(1)
The value realized upon exercise is the difference between the option exercise price and the market price of the underlying shares at exercise multiplied by the number of shares covered by the exercised option.

Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change of Control

        The following table sets forth quantitative estimates of the benefits to be received by each of our named executive officers under the executive severance benefits agreements described above, if his employment were terminated without cause or constructively terminated (as these terms are defined in the executive severance benefits agreements) on December 31, 2011, assuming that such termination occurred during the 12-month period following a change of control (as such term is defined in the executive severance benefits agreements) of our company. Such benefits are in addition to any payments or other benefits that our employees, including our named executive officers, who reside in Israel may be entitled to receive under applicable Israeli law. For more information, see "—Change of Control Severance Arrangements."

Potential Payments Upon Termination Following a Change of Control

Name	Salary Continuation ($)	COBRA Coverage ($)	Israeli Severance Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Total ($)
Eyal Waldman	225,000	6,330	347,915	489,601	1,068,846
Michael Gray	147,000	19,567	—	180,881	347,448
Marc Sultzbaugh	144,000	13,874	—	377,972	535,846
Michael Kagan	120,219	—	183,668	177,049	480,936
Shai Cohen	124,981	—	190,943	234,668	550,592

(1)
The value of accelerated equity awards represents the aggregate intrinsic value of each named executive officer's unvested options as of December 31, 2011. The intrinsic value with respect to each option is the positive difference, if any, between the aggregate exercise price of the option and the aggregate fair market value of the ordinary shares subject to the option as of December 31, 2011. The closing price of our ordinary shares on December 30, 2011, the last day of trading in 2011, was $32.49 per share.

Equity Compensation Plan Information

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	5,898,022	13.42	1,743,799
Equity compensation plans not approved by security holders	—	—	—

Total	5,898,022	13.42	1,743,799

(1)
Consists of 1999 United States Equity Incentive Plan, 1999 Israeli Share Option Plan, 2003 Israeli Share Option Plan, Global Share Incentive Plan (2006) and Global Share Incentive Assumption Plan (2010).

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table provides information relating to the beneficial ownership of our ordinary shares as of January 31, 2012, by:

  •
  each shareholder known by us to own beneficially more than 5% of our ordinary shares (based on information supplied in Schedules 13D and 13G filed with the SEC, as indicated);

  •
  each of our executive officers named in the summary compensation table on page 27 (our principal executive officer, our principal financial officer and our three other most highly compensated executive officers);

  •
  each of our directors and nominees for director; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days of January 31, 2012. Except as indicated by footnote, and subject to community property laws where applicable, we believe the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them.

        Unless otherwise indicated below, the address for each beneficial owner listed is c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, Attention: Chief Financial Officer.

	Beneficial Ownership
Name of Beneficial Owner	Ordinary Shares	Options Exercisable within 60 Days	Restricted Stock Units Vesting within 60 Days	Shares Beneficially Owned	Percentage of Shares Outstanding(1)
5% Shareholders:
FMR LLC(2) 82 Devonshire Street Boston, MA 02109	5,901,425	—	—	—	15.00%
Oracle Corporation(3) 500 Oracle Parkway Redwood City, CA 94065	3,782,800	—	—	—	9.84%
Executive Officers, Directors and Nominees for Director:
Eyal Waldman(4)	1,531,195	227,243	2,812	1,761,250	4.40%
Dov Baharav	—	22,222	—	22,222	*
Shai Cohen	191,642	78,116	750	270,508	*
Glenda Dorchak	3,333	45,793	834	49,960	*
Irwin Federman	34,966	37,791	834	73,591	*
Michael Gray(5)	439	68,679	750	69,868	*
Amal M. Johnson	18,333	79,363	834	98,530	*
Michael Kagan	122,442	109,558	687	232,687	*
Thomas J. Riordan	42,877	33,649	834	77,360	*
Marc Sultzbaugh	5,210	123,049	750	129,009	*
Thomas Weatherford	8,333	33,649	834	42,816	*
All executive officers and directors as a group (12 persons)	2,142,812	925,888	10,606	3,079,306	7.56%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding ordinary shares.

(1)
The applicable percentage ownership for members of our board of directors and named executive officers is based on 39,789,409 ordinary shares outstanding as of January 31, 2012, together with applicable options and restricted stock units for such shareholder. The applicable percentage ownership for the other beneficial owners listed in the table is based on the number of outstanding shares as of December 31, 2011 and September 22, 2011, as indicated in the relevant Schedules 13G/A and 13D/A filings described in footnotes 2 and 3 below, respectively. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Ordinary shares subject to the options currently exercisable, or exercisable within 60 days of January 31, 2012, and ordinary shares underlying restricted stock units that vest within 60 days of January 31, 2012 are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
This information is based on Amendment No. 5 of the Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC ("FMR"), Fidelity Management & Research Company ("Fidelity"), Fidelity Growth Company Fund ("Fidelity Growth") and Edward C. Johnson 3d, pursuant to a joint filing agreement. Fidelity, a wholly-owned subsidiary of FMR and an investment adviser, is the beneficial owner of 5,848,025 ordinary shares as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Fidelity Growth, amounted to 3,889,124 ordinary shares. Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 5,848,025 ordinary shares owned by FMR funds. Members of the family of Edward C. Johnson 3d, chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders of FMR have entered into a shareholders' voting agreement under which all Series B voting common shares of FMR will be voted in accordance with the majority vote of Series B voting common shares of FMR. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d, chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 53,400 ordinary shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 53,400 shares and sole power to vote or to direct the voting of 53,400 ordinary shares owned by the institutional accounts managed by PGATC. Fidelity, FMR and Fidelity Growth have their principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. PGATC has its principal business office at 900 Salem Street, Smithfield, Rhode Island 02917.

(3)
This information is based on the Schedule 13D/A filed with the SEC on September 22, 2011 by Oracle Corporation ("Oracle"). Oracle is the beneficial owner and has sole power to dispose of the 3,782,800 ordinary shares owned by Oracle.

(4)
Includes 1,515,726 ordinary shares held by Waldo Holdings 2, a general partnership formed pursuant to the laws of Israel, of which Eyal Waldman is a general partner. Mr. Waldman has sole voting and dispositive power over all of the shares.

(5)
Includes 439 ordinary shares held by the M&M Gray Family 2001 Trust U/T/A, for which Mr. Gray is a trustee.

Compliance with Section 16(a) Filing Requirements

        Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms received with respect to the fiscal year 2011, we believe that all directors, executive officers and persons who own more than 10% of our ordinary shares have complied with the reporting requirements of Section 16(a).

 EXECUTIVE OFFICERS

        Set forth below is certain information regarding each of our executive officers as of April 1, 2012.

Name	Age	Position(s)
Eyal Waldman	51	Chief Executive Officer, President, Chairman of the Board and Director
Roni Ashuri	52	Vice President of Engineering
Shai Cohen	48	Chief Operating Officer
Michael Gray	55	Chief Financial Officer
Michael Kagan	54	Chief Technology Officer and Vice President of Architecture
Marc Sultzbaugh	48	Vice President of Worldwide Sales

        Eyal Waldman is a co-founder of Mellanox, and has served as our chief executive officer, president and chairman of our board of directors since March 1999. From March 1993 to February 1999, Mr. Waldman served as vice president of engineering and was a co-founder of Galileo Technology Ltd., or Galileo, a semiconductor company, which was acquired by Marvell Technology Group, Ltd. in January 2001. From August 1989 to March 1993, Mr. Waldman held a number of design and architecture related positions at Intel Corporation, a manufacturer of computer, networking and communications products. Mr. Waldman also previously served on the board of directors of a number of private companies. Mr. Waldman holds a Bachelor of Science in Electrical Engineering and a Master of Science in Electrical Engineering from the Technion—Israel Institute of Technology. Mr. Waldman is located in Israel.

        Roni Ashuri is a co-founder of Mellanox and has served as our vice president of engineering since June 1999. From March 1998 to May 1999, Mr. Ashuri served as product line director of system controllers at Galileo. From May 1987 to February 1998, Mr. Ashuri worked at Intel Corporation, where he was a senior staff member in the Pentium processors department and a cache controller group staff member. Mr. Ashuri holds a Bachelor of Science in Electrical Engineering from the Technion—Israel Institute of Technology. Mr. Ashuri is located in Israel.

        Shai Cohen is a co-founder of Mellanox and has served as our chief operating officer since May 2011. Previously, Mr. Cohen served as our vice president of operations and engineering from June 1999 until May 2011. From September 1989 to May 1999, Mr. Cohen worked at Intel Corporation, where he was a senior staff member in the Pentium processors department and a circuit design manager at the cache controllers group. Mr. Cohen holds a Bachelor of Science in Electrical Engineering from the Technion—Israel Institute of Technology. Mr. Cohen is located in Israel.

        Michael Gray has served as our chief financial officer since December 2004. Prior to joining Mellanox, from March 1995 until July 2004, Mr. Gray served in various capacities at SanDisk Corporation, a flash memory storage company, including director of finance from March 1995 to July 1999, vice president of finance from August 1999 to February 2002 and as senior vice president of finance and administration and chief finance officer from March 2002 to July 2004. From July 1990 to February 1995, Mr. Gray served as controller of Consilium, Inc., a systems software development company which was acquired by Applied Materials, Inc. in December 1998. From October 1981 to June 1990, Mr. Gray served in various capacities at ASK Computer Systems, Inc., an enterprise resource planning solutions provider, including as treasury manager. Mr. Gray holds a Bachelor of Science in Finance from the University of Illinois and a Master of Business Administration from Santa Clara University. Mr. Gray is located in the United States.

        Michael Kagan is a co-founder of Mellanox and has served as our chief technology officer and vice president of architecture since January 2009. Previously, Mr. Kagan served as our vice president of architecture from May 1999 to December 2008. From August 1983 to April 1999, Mr. Kagan held a number of architecture and design positions at Intel Corporation. While at Intel Corporation, between March 1993 and June 1996, Mr. Kagan managed Pentium MMX design, and from July 1996 to

April 1999, he managed the architecture team of the Basic PC product group. Mr. Kagan holds a Bachelor of Science in Electrical Engineering from the Technion—Israel Institute of Technology. Mr. Kagan is located in Israel.

        Marc Sultzbaugh has served as our vice president of worldwide sales since April 2007. Mr. Sultzbaugh joined Mellanox in 2001 as director of high performance computing and director of central area sales and was later promoted to senior director of sales in October 2005. Prior to joining Mellanox, he held various executive sales and marketing positions with Brooktree Semiconductor. From 1985 to 1989, Mr. Sultzbaugh was an engineer at AT&T Microelectronics. He holds a Bachelor of Science degree in Electrical Engineering from The University of Missouri-Rolla and a Masters of Business Administration from The University of California, Irvine. Mr. Sultzbaugh is located in the United States.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

        The board of directors consists of seven directors. Our board of directors has determined that each of our current directors other than Eyal Waldman, our president, chief executive officer and chairman of the board, is independent under the director independence standards of The NASDAQ Stock Market.

        The Companies Law provides that our board of directors is required to determine how many of our members of the board of directors should be required to have financial and accounting expertise, in addition to an outside director with financial and accounting expertise. Our board of directors has determined that at least one member of our board of directors (excluding outside directors) should be required to have financial and accounting expertise. Each member of the audit committee of our board of directors has financial and accounting expertise as defined under Israeli law.

Board Leadership Structure

        Mr. Waldman is a co-founder of the company and has served as our chief executive officer, president and chairman of the board of directors since March 1999. The board of directors has determined that this is the most effective leadership structure for the company at the present time, taking into consideration the efficiencies associated with the company's co-founder and chief executive officer serving as chairman of the board and the active role of the remaining directors, each of whom is independent. As the chief executive officer, Mr. Waldman has detailed knowledge of the risks, opportunities and challenges facing the company and is, therefore, the most appropriate person to identify strategic priorities and to develop an agenda that ensures that the board of directors' time and attention are focused on critical matters. The combined role also facilitates the flow of information between management and the board of directors and ensures clear accountability for the execution of the company's strategy.

        The board of directors acts independently of management. In March 2010, the board of directors designated Irwin Federman as lead independent director, which we believe further contributes to the board's independence. The board of directors regularly holds independent director sessions of the board without members of management present. In addition, each of the committees of the board of directors comprises only independent directors.

Risk Oversight

        The board of directors oversees the company's risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them. In its risk oversight role, the board of directors reviews annually the company's strategic plan, which includes an assessment of potential risks facing the company. While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the audit committee focuses on financial risk, including internal controls, as described below under the section titled "—Audit Committee." In addition, in setting compensation, the compensation committee strives to create incentives that do not encourage risk-taking behavior that is inconsistent with the company's business strategy. Each committee regularly reports to the full board of directors.

Committees of the Board of Directors

        Our board of directors has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. From time to time, the board of directors may also create various ad hoc committees for special purposes. The membership of each of the three standing committees of the board of directors as of December 31, 2011 is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dov Baharav	Member	—	Member
Glenda Dorchak	—	Member	Member
Irwin Federman	Member	Member	—
Thomas Riordan	Member	Chairman	—
Amal M. Johnson	Member	Member	Chairman
Thomas Weatherford	Chairman	—	Member

        Mr. Waldman is not a member of any standing committee of our board of directors.

Audit Committee

        Our board of directors must appoint an audit committee comprised of at least three directors including both of the outside directors. Under the Companies Law, the chairman of the board of directors, any controlling shareholder or his or her relative and any director employed by the company or who provides services to the company on a regular basis may not be a member of the audit committee. Pursuant to Amendment No. 16, any director employed by, or who provides services on a regular basis to, a controlling shareholder of a company or an entity controlled by a controlling shareholder and any director whose principal livelihood is derived from such controlling shareholder, may also not be a member of the audit committee.

        Amendment No. 16 also provides that a majority of the members of the audit committee must be "Independent Directors" and that the chairman of the audit committee must be an "Outside Director" (each as defined under the Companies Law). In 2011, companies listed on both the TASE and The NASDAQ Stock Market were granted an exemption that was adopted in the Companies Regulations, pursuant to which the chairman of our audit committee may be an Independent Director (and not an Outside Director) until September 14, 2014. All of the members of our audit committee satisfy the criteria of an "Independent Director" (as defined under the Companies Law). Amendment No. 16 further provides that the quorum for discussions and adoption of resolutions by the audit committee is a majority of the audit committee members, provided that a majority of those present are Independent Directors and at least one of them is an Outside Director (each as defined under the Companies Law). Amendment No. 16 also provides restrictions as to who may be present at meetings of the audit committee.

        Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, our audit committee evaluates the independent auditors' qualifications, independence and performance, determines the engagement of the independent auditors, reviews and approves the scope of the annual audit and the audit fee, discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements, approves the retention of the independent auditors to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent auditors on the Mellanox engagement team as required by law, reviews our critical accounting policies and estimates, oversees our internal audit function, reviews, approves and monitors our code of ethics and "whistleblower" procedures for the treatment of reports of concerns regarding questionable accounting or auditing matters and annually reviews the audit committee charter and the committee's performance.

        In addition, our audit committee reviews and, where required, approves all related party transactions on an ongoing basis as required by the Companies Law and the regulations promulgated thereunder and as required by The NASDAQ Listing Rules. Under the Companies Law, our audit committee must approve specified actions and transactions with office holders and controlling shareholders or in which an office holder or controlling shareholder has a personal interest. The audit committee is also required to determine whether any such action is material and whether any such transaction is an extraordinary transaction, for the purpose of approving such action or transaction as required by the Companies Law. Our audit committee may not approve any such action or transaction, unless, at the time of approval, the audit committee complies with the requirements for composition and presence at audit committee meetings. A "controlling shareholder" is a shareholder who has the ability to direct the company's activity, excluding an ability deriving merely from holding an office of director or another office in the company, and a person will be presumed to control the company if he holds 50% or more of (i) our voting rights or (ii) the rights to appoint our directors or general managers. For the purpose of "transactions with an interested party," the definition also includes a shareholder that owns 25% or more of the voting rights in the general meeting of the company, if there is no other person who holds more than 50% of the voting rights in the company. Two or more persons holding voting rights in the company each of which has a personal interest in the approval of the transaction being brought for approval of the company will be considered to be joint holders.

        Additionally, under the Companies Law, the role of the audit committee is, among other things, to identify any irregularities in the business management of the company in consultation with the company's independent accountants and internal auditor and to suggest an appropriate course of action. Our audit committee charter allows the committee to rely on interviews and consultations with our management, our internal auditor and our independent public accountant and does not obligate the committee to conduct any independent investigation or verification. We initially designated an internal auditor during the fiscal year ended December 31, 2008.

        All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Stock Market. Our board has determined that Mr. Weatherford is an audit committee financial expert as defined by the SEC rules and has the requisite financial sophistication as defined by The NASDAQ Stock Market rules and regulations. Our board has determined that Ms. Johnson, as an outside director, has the requisite financial and accounting expertise required under the Companies Law. Our board has also determined that each of the members of our audit committee is independent within the meaning of the independent director standards of The NASDAQ Stock Market and the SEC. Our board of directors has adopted a written charter for the audit committee. A copy of the charter is available on our website at www.mellanox.com under "Investor Relations—Corporate Governance."

Compensation Committee

        Our compensation committee reviews and recommends our programs, policies and practices relating to compensation and benefits of our officers and employees. The compensation committee, in consultation with our chief executive officer (other than with regard to his own compensation) and our board of directors, decides how much cash compensation should be part of each officer's total compensation by comparing the officer's compensation against a peer group of companies listed in the survey data we utilize and considering the relative importance of short-term incentives. In addition, the compensation committee, in consultation with our chief executive officer (other than with regard to his own compensation), makes recommendations to our board of directors regarding equity-based compensation to align the interests of our management with shareholders, considering each officer's equity holdings. The compensation committee also manages the issuance of share options and other awards under our equity incentive plans. The compensation committee will review and evaluate, at least annually, the goals and objectives of our incentive compensation plans and monitors the results against the approved goals and objectives. All members of our compensation committee are independent under the applicable rules and regulations of the SEC, The NASDAQ Stock Market and the U.S. Internal Revenue Code. Our board of directors has adopted a written charter for the compensation committee. A copy of the charter is available on our website at www.mellanox.com under "Investor Relations—Corporate Governance."

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the composition and organization of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board of directors concerning governance matters. We believe that the composition of our nominating and corporate governance committee meets the criteria for independence under, and the functioning of our nominating and corporate governance committee complies with, the applicable rules and regulations of the SEC and The NASDAQ Stock Market. Our board of directors has adopted a written charter for the nominating and corporate governance committee. A copy of the charter is available on our website at www.mellanox.com under "Investor Relations—Corporate Governance."

Meetings Attended by Directors

        The board of directors held a total of fifteen meetings during 2011. The audit committee, compensation committee and nominating and corporate governance committee held eight, nine and three meetings, respectively, during 2011. During 2011, each of our directors attended or participated in at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by the committees of the board of directors on which he or she served.

        Our directors are encouraged to attend our annual general meeting of shareholders although we do not maintain a formal policy regarding director attendance at the annual general meeting of shareholders. In 2011, Mr. Waldman was the only director who attended the annual general meeting of shareholders.

Consideration of Director Nominees

        Shareholder Nominations and Recommendations.    Our amended and restated articles of association set forth the procedure for the proper submission of shareholder nominations for membership on the board of directors as previously discussed. In addition, the nominating and corporate governance committee may consider properly submitted shareholder recommendations for candidates for membership on the board of directors. A shareholder may make such a recommendation by submitting the following information to the secretary of the company at the offices of Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085: the name and address of both the shareholder who intends to make the nomination and of the person or persons to be nominated; a representation that the recommending shareholder is a holder of record of our ordinary shares and is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the candidate; if applicable, a description of all arrangements or understandings between the shareholder and each nominee pursuant to which nominations are to be made by the shareholder; the consent of each nominee to serve as a director if so elected; and a declaration signed by each nominee declaring that there is no limitation under the Companies Law for the appointment of such nominee. Shareholders are also advised to review our amended and restated articles of association, which contain additional requirements with respect to shareholder nominees for our board of directors. The chairman of the board of directors may refuse to acknowledge the nomination of any person not made in compliance with these procedures.

        Director Qualifications.    Members of the board of directors should have the highest professional and personal ethics and values and conduct themselves in a manner that is consistent with our Code of Business Conduct and Ethics. While the nominating and corporate governance committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a board of directors that comprises directors who have: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment; experience in the company's industry and with relevant social policy concerns; experience as a board member of another publicly held company; academic expertise in an area of the company's operations; and practical and mature business judgment, including ability to make independent analytical inquiries.

        Identifying and Evaluating Director Nominees.    Although candidates for nomination to the board of directors typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the board of directors through professional search firms, shareholders or other persons. The nominating and corporate governance committee reviews the qualifications of any candidates who have been properly brought to the committee's attention. Such review may, at the committee's discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper. The nominating and corporate governance committee considers the suitability of each candidate, including the current members of the board of directors, in light of the current size and composition of the board of directors. In evaluating the qualifications of the candidates, the committee considers many factors, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by shareholders are evaluated by the committee using the same criteria as other candidates. In addition, under the Companies Law, if at the time for the appointment of outside directors all members of the board of directors, which are not the controlling shareholders of the company or their relatives, are of the same gender, then at least one of the outside directors to be appointed must be of the other gender.

Code of Business Conduct and Ethics

        We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees and satisfies SEC rules for a "code of ethics" required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ listing standards requirement for a "code of conduct." The code is available on our website at www.mellanox.com under "Investor Relations—Corporate Governance." We will post any amendment to the code, as well as any waivers that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market, on our website.

Risk Assessment and Compensation Practices

        Our management assessed and discussed with our compensation committee and board of directors the company's compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the company in the future.

        Our employees' base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. While performance-based cash bonuses and sales commissions focus on achievement of short-term or annual goals, which may encourage the taking of short-term risks at the expense of long-term results, we believe that our internal controls help mitigate this risk and our performance-based cash bonuses and sales commissions are limited, representing a small portion of the total compensation opportunities available to most employees. We also believe that our performance-based cash bonuses and sales commissions appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success and do not encourage unnecessary or excessive risk-taking.

        A significant proportion of the compensation provided to our employees is in the form of long-term equity-based incentives that are important to help further align our employees' interests with those of our shareholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our share price. In addition, we generally stagger grants of equity-based awards and subject them to long-term vesting schedules to help ensure that employees have significant value tied to the long-term performance of our ordinary shares.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Certain Relationships and Related Transactions

        In our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our ordinary shares or any members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. For a description of our related party transactions procedures, see "—Audit Committee."

Family Relationships

        There are no family relationships among any of our directors or executive officers.

Communications with the Board of Directors

        We provide a process for shareholders to send communications to our board of directors, any committee of our board of directors or any individual director, including non-employee directors. Shareholders may communicate with our board of directors by writing to: Board of Directors, c/o Corporate Secretary, Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085. The secretary will forward correspondence to our board of directors, one of the committees of our board of directors or an individual director, as the case may be, or, if the secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

Director Compensation

        In October 2006, our board of directors adopted a compensation program for non-employee directors which became effective on February 6, 2007 and was amended at our 2008 annual general meeting of shareholders with respect to the annual retainer amount paid to Mr. Weatherford for his service as chairperson of our audit committee. Effective January 1, 2011, except with respect to outside directors under the Companies Law, for whom the following compensation program was effective from the date of their reappointment as outside directors at our 2010 annual general meeting of shareholders, our board of directors and our audit committee adopted the following revised cash compensation program for non-employee directors. This revised compensation program was approved by shareholders at our 2010 annual general meeting of shareholders. Pursuant to this program, each member of our board of directors who is not our employee will receive the following cash compensation for board services, as applicable:

  •
  $35,000 per year for service as a board member;

  •
  $25,000 per year for service as chairperson of the audit committee and $7,000 per year each for service as chairperson of the compensation and of the nominating and corporate governance committees;

  •
  $5,000 per year for service as a member of the audit committee and $3,000 per year each for service as a member of the compensation and of the nominating and corporate governance committees; and

  •
  no fees to be paid for each board or committee meeting attended.

        In addition to cash compensation, each of our non-employee directors receive initial and annual, automatic, non-discretionary grants pursuant to our Non-Employee Director Option Grant Policy, which was established under our Global Share Incentive Plan (2006), of nonqualified share options, in the case of non-employee directors who are U.S. taxpayers, and options that qualify in accordance with Section 102 of the Israeli Tax Ordinance, 1961, in the case of non-employee directors who are Israeli taxpayers. On January 26, 2010, the board of directors amended the Non-Employee Director Grant Policy, effective as of the date of the 2010 annual general meeting of shareholders. The amendment of the Non-Employee Director Grant Policy was approved by shareholders at the 2010 annual general meeting. Pursuant to the Non-Employee Director Grant Policy, each new non-employee director will receive an option to purchase 50,000 ordinary shares as of the date he or she first becomes a non-employee director, which will begin vesting immediately in equal monthly increments over the thirty-six months following such appointment and will be 100% vested on the thirty-six month anniversary of such appointment provided the director continues to serve as a non-employee director. In addition, following the date of each annual general meeting, each individual who continues to serve as a non-employee director on such date will receive an award of 5,000 restricted stock units, which will begin vesting immediately in equal monthly increments over the twelve months following such meeting and will be 100% vested on the twelve-month anniversary of the grant date provided the director continues to serve as a non-employee director.

        The exercise price of each equity award granted to a non-employee director will be equal to 100% of the fair market value on the date of grant of the shares covered by such award. Equity awards will have a maximum term of ten years measured from the grant date, subject to earlier termination in the event of the director's cessation of service to our company.

        Under our Non-Employee Director Option Grant Policy, our directors will have a three-month period following cessation of service to our company in which to exercise any outstanding vested options, except in the case of a director's death or disability, in which case the options will be exercisable by the director or his or her estate or beneficiary for a 12-month period following the cessation of services. Options and restricted stock units granted to our non-employee directors pursuant to our Non-Employee Director Option Grant Policy will fully vest and become immediately exercisable upon a change in control of our company.

        The compensation of our outside directors, Ms. Johnson and Mr. Riordan, is subject to restrictions imposed by Israeli law and cannot, among other things, be greater than the average compensation paid to all other non-executive directors nor less than the lowest compensation paid to any other non-executive director at the time of determination of the outside directors' compensation.

        The table below sets forth information regarding compensation provided by us to our non-employee directors during the year ended December 31, 2011.

Director Compensation in Fiscal Year 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total
(a)	(b)	(c)	(d)	(h)
Thomas Riordan	47,000	149,950	—	196,950
Thomas Weatherford	63,000	149,950	—	212,950
Irwin Federman	43,000	149,950	—	192,950
Dov Baharav	40,451	—	—	40,451
Amal M. Johnson	50,000	149,950	—	199,950
Glenda Dorchak	41,000	149,950	—	190,950

(1)
Amounts shown in this column represent the aggregate incremental grant date fair value of restricted stock units granted during 2011, as calculated under FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

        The aggregate number of ordinary shares subject to outstanding option awards for each person in the table set forth above as of December 31, 2011 is as follows:

Name	Shares Subject to Outstanding Options as of 12/31/11 (#)	Shares Subject to Unvested Restricted Stock Units as of 12/31/11 (#)
Thomas Riordan	34,284	2,083
Thomas Weatherford	34,284	2,083
Irwin Federman	38,426	2,083
Dov Baharav	50,000	—
Amal M. Johnson	79,998	2,083
Glenda Dorchak	52,142	2,083

        This proxy statement contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the company's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by the company. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and in our periodic reports on Form 10-Q.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information about the SEC's public reference rooms. Our SEC filings are also available to the public at the SEC's website at www.sec.gov and through our website at www.mellanox.com.

OTHER MATTERS

        As of the date of this proxy statement, no shareholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the meeting. Accordingly, the only items of business that our board of directors intends to present at the meeting are set forth in this proxy statement.

        If any other matter or matters are properly brought before the meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

By order of the board of directors,
Alan C. Mendelson Secretary

Menlo Park, California
April 19, 2012

APPENDIX A

MELLANOX TECHNOLOGIES, LTD.

AMENDED AND RESTATED EMPLOYEE SHARE PURCHASE PLAN

(Adopted by the Board of Directors of Mellanox Technologies, Ltd. on November 22, 2006
and approved by the shareholders of Mellanox Technologies, Ltd. on December 5, 2006)
(Amended and Restated by the Board of Directors of Mellanox Technologies, Ltd. on February 22, 2012 and approved by the shareholders of Mellanox Technologies, Ltd. on                 , 2012)

        Mellanox Technologies, Ltd., a company organized under the laws of the State of Israel (the "Company"), hereby adopts the Mellanox Technologies, Ltd. Amended and Restated Employee Share Purchase Plan, as amended from time to time (the "Plan"), effective as of the Effective Date (as defined herein), which amends and restates in its entirety the Mellanox Technologies, Ltd. Employee Share Purchase Plan approved by the shareholders of the Company as of December 5, 2006.

        1.    Purpose.    The purposes of the Plan are as follows:

          (a)   To assist employees of the Company and its Designated Subsidiaries (as defined below) in acquiring a share ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code (as defined herein).

          (b)   To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

        2.    Definitions.

          (a)   "Administrator" shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

          (b)   "Board" shall mean the Board of Directors of the Company.

          (c)   "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

          (d)   "Committee" shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

          (e)   "Shares" shall mean the Ordinary Shares, nominal value NIS 0.01 per share, of the Company.

          (f)    "Commission" shall mean the U.S. Securities and Exchange Commission.

          (g)   "Company" shall mean Mellanox Technologies, Ltd., a company organized under the laws of the State of Israeli, and any successor by merger, consolidation or otherwise.

          (h)   "Compensation" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation; provided, however, that Compensation shall include overtime payments to the extent overtime pay is an integral, recurring component of an employee's compensation.

          (i)    "Designated Subsidiary" shall mean MTI and any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the shareholders of the Company.

          (j)    "Effective Date" shall mean the date on which shareholders of the Company approve the Plan.

          (k)   "Eligible Employee" shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the option is granted, own shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of share ownership shall apply in determining the share ownership of an individual, and shares which an employee may purchase under outstanding options shall be treated as shares owned by the employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

          (l)    "Employee" shall mean any person who renders services to the Company or a Subsidiary in the status of an employee for tax purposes. "Employee" shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee for tax purposes.

          (m)  "Enrollment Date" shall mean the first Trading Day of each Offering Period.

          (n)   "Exercise Date" shall mean the last Trading Day of any Offering Period.

          (o)   "Fair Market Value" shall mean, as of any date, the value of Shares determined as follows:

              (i)  If the Shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the closing bid and asked prices for the Shares on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Shares, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (p)   "MTI" shall mean Mellanox Technologies, Inc., a California corporation and a wholly owned subsidiary of the Company.

          (q)   "Offering Period" shall mean the approximately six (6)-month periods commencing each September 1st and March 1st following the Effective Date and ending with the next Exercise Date immediately prior to the next occurring March 1st and September 1st, respectively. For the avoidance of doubt, subject to shareholder approval, the first Offering Period of the Plan, as amended and restated herein, shall commence on September 1, 2012. The duration and timing of Offering Periods may be changed pursuant to Section 4 hereof.

          (r)   "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

          (s)   "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of the Shares on the Enrollment Date or the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20 hereof; provided, further, that the Purchase Price shall not be less than the par value of a Share.

          (t)    "Subsidiary" shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

          (u)   "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ Stock Market and NASDAQ Stock Exchange are open for trading.

        3.    Eligibility.

          (a)   Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Sections 3(b) and 5 hereof and, where applicable, the limitations imposed by Section 423(b) of the Code.

          (b)   No Eligible Employee shall be granted an option under the Plan which permits his rights to purchase Shares under the Plan, and to purchase shares under all other employee share purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purpose of the limitation imposed by this subsection, the right to purchase shares under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase shares under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of the fair market value of such shares (determined at the time such option is granted) for any one calendar year, and a right to purchase shares which have accrued under an option may not be carried over to any option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the U.S. Treasury Regulations thereunder.

        4.    Offering Periods.    The Plan shall be implemented by consecutive Offering Periods, which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. In no event may an Offering Period exceed twenty-seven (27) months in duration.

        5.    Participation.

          (a)   Following the Effective Date, an Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date.

          (b)   Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

          (c)   During a leave of absence approved by the Company or a Subsidiary and, where applicable, meeting the requirements of U.S. Treasury Regulation Section 1.421-7(h)(2), a participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the participant's payroll deductions under the Plan for the pay day immediately preceding the first day of such participant's leave of absence. If a leave of absence is unapproved or fails to meet the requirements of U.S. Treasury Regulation Section 1.421-7(h)(2) (if applicable), the participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease to deduct the participant's payroll under the Plan. The Company will pay to the participant his or her total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.

        6.    Payroll Deductions.

          (a)   At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

          (b)   All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. Except as described in Section 5(a) hereof, a participant may not make any additional payments into such account.

          (c)   A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).

          (d)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, if applicable, and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

          (e)   Any tax consequences arising from participation in the Plan, the issuance, sale or disposition of Shares or from any other event or act (by the Company, and/or its Subsidiaries, or the Employee), hereunder shall be borne solely by the Employee. The Company and/or its Subsidiaries shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, of the U.S., whether at the federal, state or local level, or of Israel or other applicable law, in each case, including withholding taxes at source, and the Employee will make immediate provision for payment any such tax liability upon first demand by the Company and/or its Subsidiaries. Furthermore, the Employee shall indemnify the Company and/or its Subsidiaries and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Employee. The Company or any of its Subsidiaries may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to the issuance, sale or disposition of Shares, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Employee, including by deducting any such amount from the Employee's salary or other amounts payable to the Employee, to the maximum extent permitted under law and/or (ii) requiring the Employee to pay to the Company or any of its Subsidiaries the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the sale of any Shares held by or on behalf of the Employee to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Employee will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

        7.    Grant of Option.    On the Enrollment Date of each Offering Period, each Eligible Employee participating in the Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such participant's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a participant be permitted to purchase during each Offering Period more than 1,143 Shares (subject to any adjustment pursuant to Section 19 hereof); and provided further, however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares a participant may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

        8.    Exercise of Option.

          (a)   Unless a participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of full Shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional Shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full Share shall be retained in the participant's account for the subsequent Offering Period. During a participant's lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

          (b)   If the Administrator determines that, on a given Exercise Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Shares on such Exercise Date, and continue the Offering Period then in effect, or (y) provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Shares on such Exercise Date, and terminate the Offering Period then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the

  Company's shareholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each participant which has not been applied to the purchase of Shares shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

        9.    Deposit of Shares.    As promptly as practicable after each Exercise Date on which a purchase of Shares occurs, the Company may arrange for the deposit, into each participant's account with any broker designated by the Company to administer this Plan, of the number of Shares purchased upon exercise of his or her option.

        10.    Withdrawal.

          (a)   A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit A to this Plan. All of the participant's payroll deductions credited to his or her account during the Offering Period shall be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b)   A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11.    Termination of Employment.    Upon a participant's ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant's option for the Offering Period shall be automatically terminated.

        12.    Interest.    No interest shall accrue on the payroll deductions or lump sum contributions of a participant in the Plan.

        13.    Shares Subject to Plan.

          (a)   Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum initial number of Shares which shall be made available for sale under the Plan shall be 2,585,712 Shares.

          (b)   If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan. The shares subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.

          (c)   With respect to Shares subject to an option granted under the Plan, a participant shall not be deemed to be a shareholder of the Company, and the participant shall not have any of the rights or privileges of a shareholder, until such Shares have been issued to the participant or his or her nominee following exercise of the participant's option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

        14.    Administration.

          (a)   The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan, to the extent permitted by the Companies Law, its Corporate Charter or other applicable law, rules or regulations to which the Company is subject, to a Committee comprised of two or more members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3, which has been adopted by the Commission under the U.S. Securities Exchange Act of 1934, as amended, and which is otherwise constituted to comply with applicable law, and the term "Committee" shall apply to any persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies or resigns or is removed from office by the Board. References in this Plan to the "Administrator" shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Committee or subcommittee.

          (b)   It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

          (c)   All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

        15.    Designation of Beneficiary.

          (a)   A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such Shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent may be required for such designation to be effective.

          (b)   Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate, to the extent permitted by applicable law.

        16.    Transferability.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        17.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        18.    Reports.    Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

        19.    Adjustments; Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

          (a)    Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of Shares each participant may purchase each Offering Period (pursuant to Section 7 hereof), as well as the price per Share and the number of Shares covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c)    Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        20.    Amendment or Termination.

          (a)   The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of such participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b)   Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

          (c)   In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

              (i)  altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

             (ii)  shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

            (iii)  allocating Shares.

        Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

        21.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.    Conditions To Issuance of Shares.    The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of options prior to fulfillment of all the following conditions:

          (a)   The admission of such Shares to listing on all stock exchanges, if any, on which is then listed; and

          (b)   The completion of any registration or other qualification of such Shares under any U.S. federal or state law or under Israeli law or under the rulings or regulations of the Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

          (c)   The obtaining of any approval or other clearance from any U.S. federal or state or Israeli governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

          (d)   The payment to the Company of all amounts which it is required to withhold under U.S. federal, state, Israeli or local law upon exercise of the option; and

          (e)   The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.

        23.    Term of Plan.    The Plan shall become effective on the Effective Date. Subject to approval by the shareholders of the Company in accordance with this Section, the Plan shall be in effect until the tenth (10th) anniversary of the Effective Date, unless sooner terminated under Section 20 hereof. The Plan shall be submitted for the approval of the Company's shareholders within twelve (12) months after the date of the initial adoption of the Plan by the Board.

        24.    Equal Rights and Privileges.    All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code or applicable U.S. Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or applicable U.S. Treasury regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

        25.    No Employment Rights.    Nothing in the Plan shall be construed to give any person (including any Eligible Employee or participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or participant) at any time, with or without cause.

        26.    Notice of Disposition of Shares.    Each participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of an option if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one (1) year after the Exercise Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the participant in such disposition or other transfer.

        27.    Governing Law.    With respect to any participant who is an employee of MTI, the validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law. With regard to all other participants, the validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Israel without regard to otherwise governing principles of conflicts of law.

* * *

0 14475 MELLANOX TECHNOLOGIES, LTD. PROXY FOR THE 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MAY 14, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned shareholder of Mellanox Technologies, Ltd., an Israeli company, hereby acknowledges receipt of the Notice of 2012 Annual General Meeting of Shareholders and Proxy Statement each dated April 19, 2012 and hereby appoints Eyal Waldman and Michael Gray, as each proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2012 Annual General Meeting of Shareholders of Mellanox Technologies, Ltd. to be held on May 14, 2012 at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time) at the offices of Mellanox Technologies, Ltd., located at Beit Mellanox, Yokneam, Israel 20692 and at any postponement or adjournment thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the election of each director nominee and "FOR" the approval of each other proposal set forth on the other side in accordance with the Board of Directors' recommendations. (Continued and to be signed on the reverse side)

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect directors to hold office until the 2013 annual general meeting of shareholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal Eyal Waldman Dov Baharav Glenda Dorchak Irwin Federman Thomas Weatherford 2. To approve (i) an increase in the annual base salary of Eyal Waldman from $410,000 to $465,000 effective April 1, 2012, (ii) the contributions to Israeli severance, pension and education funds of up to an aggregate of 21% of Mr. Waldman's base salary from time to time and the payment of employer-matching sums for U.S. and California employee benefits paid on behalf of Mr. Waldman and related to his U.S. base salary and (iii) a cash bonus to be paid to Mr. Waldman in the amount of $200,000 for services rendered for the fiscal year ended December 31, 2011 3. To approve the grant to Mr. Waldman of 84,000 restricted stock units 4. To conduct an advisory vote to approve the compensation of the named executive officers 5. To approve the Amended and Restated 2006 Employee Share Purchase Plan 6. To appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012 and to authorize the audit committee to determine the accounting firm's fiscal 2012 remuneration in accordance with the volume and nature of their services ANNUAL GENERAL MEETING OF SHAREHOLDERS OF MELLANOX TECHNOLOGIES, LTD. May 14, 2012 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 00003333330033330000 5 051412 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.proxydocs.com/mlnx FOR AGAINST ABSTAIN